Exhibit 99.3

PART II

Item 8.  Financial Statements and Supplementary Data

The information called for by this Item 8 is hereby incorporated by reference from our Financial Statements and Auditors’ Report in Part IV of this Report.

PART IV

Item 15.  Exhibits and Financial Statement Schedules

1

Note: The information contained in this Item has been updated to reflect PFSI’s change in segment definitions as a result of the development of management reporting used by the Company’s chief operating decision maker. The resulting changes are discussed further in Note 26 to the Financial Statements. For significant developments since the filing of the 2013 Form 10-K, refer to PFSI Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

PENNYMAC FINANCIAL SERVICES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

Page
Report of Independent Registered Public Accounting Firm
Financial Statements:
Consolidated Balance Sheets	F-1
Consolidated Statements of Income	F-2
Consolidated Statements of Changes in Stockholders’ Equity	F-3
Consolidated Statements of Cash Flows	F-4
Notes to Consolidated Financial Statements	F-5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

PennyMac Financial Services, Inc.

6101 Condor Drive

Moorpark, CA 93021

We have audited the accompanying consolidated balance sheets of PennyMac Financial Services, Inc. and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PennyMac Financial Services, Inc. and subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, on May 14, 2013, Private National Mortgage Acceptance Company, LLC (“PNMAC”), a subsidiary of the Company, sold 12.8 million Class A Units to the Company, which represents recapitalization and reorganization of PNMAC. As a result of the recapitalization and reorganization, the accompanying consolidated balance sheets of the Company as of December 31, 2012, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2012 are PNMAC’s historical financial statements.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 14, 2014, except for Note 26 as to which the date is June 27, 2014

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Cash	$30,639	$12,323
Short-term investments at fair value	142,582	53,164
Mortgage loans held for sale at fair value (includes $512,350 and $438,850 pledged to secure mortgage loans sold under agreements to repurchase)	531,004	448,384
Servicing advances (includes $5,564 and $7,430 pledged to secure note payable)	154,328	93,152
Derivative assets	21,540	27,290
Carried Interest due from Investment Funds	61,142	47,723
Investment in PennyMac Mortgage Investment Trust at fair value	1,722	1,897
Mortgage servicing rights (includes $224,913 and $19,798 Mortgage servicing rights at fair value; $258,241 and $100,957 pledged to secure note payable; and $138,723 pledged to secure excess servicing spread financing)	483,664	108,975
Receivable from Investment Funds	2,915	3,672
Receivable from PennyMac Mortgage Investment Trust	18,636	16,691
Furniture, fixtures, equipment and building improvements, net	9,837	5,065
Capitalized software, net	764	795
Deferred tax asset	63,117	—
Loans eligible for repurchase	46,663	—
Other	15,922	13,032
Total assets	$1,584,475	$832,163
LIABILITIES
Mortgage loans sold under agreements to repurchase	$471,592	$393,534
Note payable	52,154	53,013
Excess servicing spread financing at fair value payable to PennyMac Mortgage Investment Trust	138,723	—
Derivative liabilities	2,462	509
Accounts payable and accrued expenses	46,387	36,279
Payable to Investment Funds	36,937	36,795
Payable to PennyMac Mortgage Investment Trust	81,174	46,779
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	71,056	—
Liability for loans eligible for repurchase	46,663	—
Liability for losses under representations and warranties	8,123	3,504
Total liabilities	955,271	570,413
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Class A common stock, par value $0.0001 per share, 200,000,000 shares authorized, 20,812,777 shares issued and outstanding at December 31, 2013	$2	$—
Class B common stock, par value $0.0001 per share, 1,000 shares authorized, 61 shares issued and outstanding at December 31, 2013	—	—
Additional paid-in capital	153,000	—
Retained earnings	14,400	—
Total stockholders’ equity attributable to PennyMac Financial Services, Inc. common stockholders	167,402	—
Members’ equity attributable to Private National Mortgage Acceptance Company, LLC	—	261,750
Noncontrolling interest in Private National Mortgage Acceptance Company, LLC	461,802	—
Total stockholders’ equity	629,204	261,750
Total liabilities and stockholders’ equity	$1,584,475	$832,163

The accompanying notes are an integral part of these financial statements.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$138,013	$118,170	$13,029
Loan origination fees	23,575	9,634	669
Fulfillment fees from PennyMac Mortgage Investment Trust	79,712	62,906	1,747
Net loan servicing fees:
Loan servicing fees
From non-affiliates	61,523	20,673	11,493
From PennyMac Mortgage Investment Trust	39,413	18,608	13,204
From Investment Funds	7,799	11,716	14,523
Mortgage servicing rebate to Investment Funds	(700)	(885)	(2,772)
Ancillary and other fees	11,426	2,245	1,657
	119,461	52,357	38,105
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(29,451)	(12,252)	(9,438)
Net loan servicing fees	90,010	40,105	28,667
Management fees:
From PennyMac Mortgage Investment Trust	32,410	12,436	6,740
From Investment Funds	7,920	9,363	9,943
	40,330	21,799	16,683
Carried Interest from Investment Funds	13,419	10,473	12,596
Net interest expense:
Interest income	15,632	6,354	1,532
Interest expense	16,673	7,879	1,875
	(1,041)	(1,525)	(343)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	41	817	23
Other	2,500	2,707	1,713
Total net revenue	386,559	265,086	74,784
Expenses
Compensation	148,576	124,014	47,479
Professional services	10,571	5,568	3,867
Loan origination	9,943	2,953	185
Technology	9,205	4,455	1,979
Marketing	9,118	932	346
Servicing	7,028	3,642	2,344
Occupancy	2,795	1,521	1,985
Other	7,197	3,678	1,900
Total expenses	204,433	146,763	60,085
Income before provision for income taxes	182,126	118,323	14,699
Provision for income taxes	9,961	—	—
Net income	172,165	$118,323	$14,699
Less: Net income attributable to noncontrolling interest	157,765
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$14,400
Earnings per common share
Basic	$0.83
Diluted	$0.82
Weighted-average common shares outstanding
Basic	17,311
Diluted	75,892

The accompanying notes are an integral part of these financial statements.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

								Noncontrolling
								interest in
								Private
	PennyMac Financial Services, Inc. Stockholders							National
	Number of							Mortgage
	Shares		Common stock		Additional	Retained	Members’	Acceptance	Total
	Class A	Class B	Class A	Class B	paid-in capital	earnings	equity	Company, LLC	equity
	(in thousands)
Balance at December 31, 2010	—	—	$—	$—	$—	$—	$89,969	$—	$89,969
Capital:
Contributions	—	—	—	—	—	—	18,908	—	18,908
Redemptions	—	—	—	—	—	—	(131)	—	(131)
Draws	—	—	—	—	—	—	(646)	—	(646)
Unit-based compensation expense	—	—	—	—	—	—	1,116	—	1,116
Net income	—	—	—	—	—	—	14,699	—	14,699
Balance at December 31, 2011	—	—	—	—	—	—	123,915	—	123,915
Capital:
Contributions	—	—	—	—	—	—	15,058	—	15,058
Redemptions	—	—	—	—	—	—	(6)	—	(6)
Distributions	—	—	—	—	—	—	(15,847)	—	(15,847)
Unit-based compensation expense	—	—	—	—	—	—	20,307	—	20,307
Net income	—	—	—	—	—	—	118,323	—	118,323
Balance at December 31, 2012	—	—	—	—	—	—	261,750	—	261,750
Capital:
Distributions	—	—	—	—	—	—	(19,623)	—	(19,623)
Unit-based compensation expense	—	—	—	—	—	—	238	—	238
Partner capital issuance costs	—	—	—	—	—	—	(3,745)	—	(3,745)
Net income	—	—	—	—	—	—	76,834	—	76,834
Exchange of existing member units to Class A units of Private National Mortgage Acceptance Company, LLC	—	—	—	—	—	—	(315,454)	315,454	—
Balance post-reorganization	—	—	—	—	—	—	—	315,454	315,454
Issuance of common stock in initial public offering, net of issuance costs	12,778	—	1	—	229,999	—	—	—	230,000
Underwriting and offering costs	—	—	—	—	(13,290)	—	—	(196)	(13,486)
Dilution assumed with IPO	—	—	—	—	(127,160)	—	—	127,160	—
Stock-based compensation expense	—	—	—	—	881	—	—	2,818	3,699
Distributions	—	—	—	—	—	—	—	(3,809)	(3,809)
Net income	—	—	—	—	—	14,400	—	80,931	95,331
Exchange of Class A units of Private National Mortgage Acceptance Company, LLC to Class A stock of PennyMac Financial Services, Inc.	8,035	—	1	—	60,555	—	—	(60,556)	—
Tax effect of exchange of Class A units of Private National Mortgage Acceptance Company, LLC to Class A stock of PennyMac Financial Services, Inc.	—	—	—	—	2,015	—	—	—	2,015
Balance at December 31, 2013	20,813	—	$2	—	$153,000	$14,400	$—	$461,802	$629,204

The accompanying notes are an integral part of these financial statements.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Cash flow from operating activities
Net income	$172,165	$118,323	$14,699
Adjustments to reconcile net income to net cash used in operating activities:
Net gains on mortgage loans held for sale at fair value	(138,013)	(118,685)	(13,029)
Accrual of servicing rebate to Investment Funds	700	885	2,772
Amortization, impairment and change in fair value of mortgage servicing rights	29,451	12,252	9,438
Carried Interest from Investment Funds	(13,419)	(10,473)	(12,596)
Accrual of interest on excess servicing spread financing	1,348	—	—
Amortization of debt issuance costs and commitment fees relating to financing facilities	5,014	1,866	1,028
Change in fair value of investment in common shares of PennyMac Mortgage Investment Trust	175	(650)	114
Change in fair value of real estate acquired in settlement of loans	22	—	—
Stock and unit-based compensation expense	3,937	20,308	1,116
Depreciation and amortization	824	520	251
Purchase of mortgage loans held for sale from PennyMac Mortgage Investment Trust	(16,113,806)	(8,864,264)	(575,649)
Purchase of modified mortgage loans for sale from Ginnie Mae securities	(30,950)	—	—
Originations of mortgage loans held for sale, net	(1,104,051)	(539,160)	(149,393)
Sale and principal payments of mortgage loans held for sale	17,105,047	9,053,364	649,625
Sale of mortgage loans held for sale to PennyMac Mortgage Investment Trust	12,339	3,622	—
Repurchase of loans subject to representations and warranties	(6,696)	—	—
Repurchase of real estate acquired in settlement of loans subject to representations and warranties	(309)	—	—
Sale of real estate acquired in settlement of loans subject to representations and warranties	287	—	—
Increase in servicing advances	(60,189)	(30,855)	(40,754)
Decrease (increase) in receivable from Investment Funds	57	3,797	(1,644)
Decrease (increase) in receivable from PennyMac Mortgage Investment Trust	173	(3,970)	(5,675)
Increase in other assets	(6,433)	(5,998)	(1,423)
Increase in accounts payable and accrued expenses	10,109	22,704	8,596
Increase in payable to Investment Funds	142	7,173	16,359
Increase in payable to PennyMac Mortgage Investment Trust	33,686	21,184	21,447
Net cash used in operating activities	(98,390)	(308,057)	(74,718)
Cash flow from investing activities
Net increase in short-term investments	(89,418)	(37,123)	(6,727)
Purchase of mortgage servicing rights	(195,871)	—	(1,352)
Sale of mortgage servicing rights	550	—	—
Purchase of furniture, fixtures, equipment and building improvements	(6,615)	(3,370)	(1,888)
Acquisition of capitalized software	(343)	(503)	(112)
Increase (decrease) in margin deposits and restricted cash	6,916	(4,539)	(2,310)
Net cash used in investing activities	(284,781)	(45,535)	(12,389)
Cash flow from financing activities
Sale of loans under agreements to repurchase	15,805,464	8,528,184	656,742
Repurchase of loans sold under agreements to repurchase	(15,727,406)	(8,212,350)	(592,331)
(Decrease) increase in note payable	(859)	34,411	15,103
Issuance of excess servicing spread financing	139,028	—	—
Repayment of excess servicing spread financing	(4,076)	—	—
Decrease in leases payable	(1)	—	—
Issuance of common stock	230,000	—	—
Payment of common stock underwriting and offering costs	(13,486)	—	—
Payment by noncontrolling interest of common stock issuance costs	(3,745)	—	—
Collection of subscriptions receivable relating to noncontrolling interest	—	15,058	18,908
Noncontrolling interest partners’ capital redemptions	—	(6)	(131)
Distributions to noncontrolling interest	(23,432)	(15,847)	(646)
Net cash provided by financing activities	401,487	349,450	97,645
Net increase in cash	18,316	(4,142)	10,538
Cash at beginning of year	12,323	16,465	5,927
Cash at end of year	$30,639	$12,323	$16,465

The accompanying notes are an integral part of these financial statements.

PENNYMAC FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Organization and Basis of Presentation

PennyMac Financial Services, Inc. (“PFSI” or the “Company”) was formed as a Delaware corporation on December 31, 2012. Pursuant to a reorganization, the Company became a holding corporation and its primary asset is an equity interest in Private National Mortgage Acceptance Company, LLC (“PennyMac”). The Company is the managing member of PennyMac and operates and controls all of the businesses and affairs of PennyMac subject to the consent rights of other members under certain circumstances and, through PennyMac and its subsidiaries, continues to conduct the business previously conducted by these subsidiaries.

PennyMac is a Delaware limited liability company which, through its subsidiaries, engages in mortgage banking and investment management activities. PennyMac’s mortgage banking activities consist of residential mortgage lending (including correspondent lending and retail lending) and loan servicing. PennyMac’s investment management activities and a portion of its loan servicing activities are conducted on behalf of its Advised Entities, which invest in residential mortgage loans and related assets. PennyMac’s primary wholly-owned subsidiaries are:

•                  PNMAC Capital Management, LLC (“PCM”)—a Delaware limited liability company registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended. PCM enters into investment management agreements with entities that invest in residential mortgage loans and related assets.

Presently, PCM has management agreements with PennyMac Mortgage Investment Trust (“PMT”), a publicly held real estate investment trust, and three investment funds: PNMAC Mortgage Opportunity Fund, LLC and PNMAC Mortgage Opportunity Fund, L.P., (the “Master Fund”), both registered under the Investment Company Act of 1940, as amended; and PNMAC Mortgage Opportunity Fund Investors, LLC (collectively, “Investment Funds”). Together, the Investment Funds and PMT are referred to as the “Advised Entities.”

•                  PennyMac Loan Services, LLC (“PLS”)—a Delaware limited liability company that services portfolios of residential mortgage loans on behalf of non-affiliates or the Advised Entities, originates new prime credit quality residential mortgage loans, and engages in other mortgage banking activities for its own account and the account of PMT.

PLS is approved as a seller/servicer of mortgage loans by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and as an issuer of securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”). PLS is a licensed Federal Housing Administration Nonsupervised Title II Lender with the U.S. Department of Housing and Urban Development (“HUD”) and a lender/servicer with the Veterans Administration (“VA”) (each an “Agency” and collectively the “Agencies “).

•                  PNMAC Opportunity Fund Associates, LLC (“PMOFA”)—a Delaware limited liability company and the general partner of the Master Fund. PMOFA is entitled to incentive fees representing allocations of profits (“Carried Interest”) from the Master Fund.

Initial Public Offering and Recapitalization

On May 14, 2013, PFSI completed an initial public offering (“IPO”) in which it sold approximately 12.8 million shares of its Class A common stock, at a public offering price of $18.00 per share. PFSI received net proceeds of $216.8 million, after deducting underwriting discounts and commissions, from sales of its shares in the IPO. PFSI used these net proceeds to purchase approximately 12.8 million Class A units of PennyMac. PFSI operates and controls all of the business and affairs and consolidates the financial results of PennyMac and its subsidiaries.

The purchase of 12.8 million Class A units of PennyMac has been accounted for as a transfer of interests under common control. Accordingly, the accompanying consolidated financial statements reflect a reclassification of members’ equity to noncontrolling interests in the Company of $315.5 million. This amount represents the carrying value in the Company of the existing owners of PennyMac on the date of the IPO.

Before the IPO, PennyMac completed a reorganization by amending its limited liability company agreement to convert all classes of ownership interests held by its existing owners to a single class of common units. The conversion of existing interests was based on the various interests’ liquidation priorities as specified in PennyMac’s prior limited liability company agreement. In connection with that reorganization, PFSI became the sole managing member of PennyMac.

After the completion of the recapitalization and reorganization transactions, PennyMac became a consolidated subsidiary of the Company. Accordingly, PennyMac’s consolidated financial statements are the Company’s historical financial statements. The historical consolidated financial statements of PennyMac are reflected herein based on the historical ownership interests of the then-existing PennyMac unitholders.

Tax Receivable Agreement

As part of the IPO, PFSI entered into an Exchange Agreement with PennyMac’s existing unitholders whereby the existing unitholders may exchange their PennyMac units for PFSI stock. Before 2013, PennyMac made an election pursuant to Section 754 of the Internal Revenue Code which remains in effect. An exchange results in a special adjustment for PFSI that may increase PFSI’s tax basis of certain assets of PennyMac that otherwise would not have been available. These increases in tax basis may reduce the amount of income tax that PFSI would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase tax receivable agreement losses) on future dispositions of certain assets to the extent a portion of the increased tax basis is allocated to those assets.

PFSI entered into a tax receivable agreement with PennyMac’s existing unitholders that will provide for the payment by PFSI to PennyMac exchanged unitholders an amount equal to 85% of the amount of the benefits, if any, that PFSI is deemed to realize as a result of (i) increases in tax basis resulting from exchanges and (ii) certain other tax benefits related to PFSI entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement.

The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless PFSI exercises its right to terminate the tax receivable agreement. In the event of termination of the tax receivable agreement, the Company would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits.

Note 2—Concentration of Risk

A substantial portion of the Company’s activities relate to the Advised Entities. Fees charged to these entities (comprised of management fees, loan servicing fees and loan servicing rebates, Carried Interest and fulfillment fees) totaled 47%, 47% and 75% of total net revenues for the years ended December 31, 2013, 2012 and 2011, respectively.

Note 3—Significant Accounting Policies

A description of the Company’s significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as codified in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (the “Codification”). All significant intercompany accounts and transactions have been eliminated.

Reclassification of Previously Presented Balances

Certain prior period amounts have been reclassified to conform to the current presentation. Specifically:

•                  Interest expense is included with Interest income as a new caption of Net interest expense to better reflect our results due to growth in the Company’s portfolio of interest-earning assets. Previously, Interest expense was included within Total expenses. This reclassification results in the presentation of Net interest expense.

Following is a summary of the reclassifications:

	As reported		As previously reported		Reclassification
	Year ended December 31,		Year ended December 31,		Year ended December 31,
	2012	2011	2012	2011	2012	2011
	(in thousands)
Net interest expense:
Interest income	$6,354	$1,532	$6,354	$1,532	$—	$—
Interest expense	7,879	1,875	—	—	7,879	1,875
	$(1,525)	$(343)	$6,354	$1,532	$7,879	$1,875

These reclassifications did not change previously reported income before provision for income taxes, provision for taxes, net income, reported consolidated balance sheet amounts including stockholders’ equity, or consolidated cash flows.

Principles of Consolidation

The consolidated financial statements include the accounts of PennyMac and all of its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results will likely differ from those estimates.

Fair Value

The Company groups its assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the observability of the assumptions used to determine fair value. These levels are:

•                  Level 1—Quoted prices in active markets for identical assets or liabilities.

•                  Level 2—Prices determined or determinable using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing an asset or liability and are developed based on market data obtained from sources independent of the Company. These may include quoted prices for similar assets and liabilities, interest rates, prepayment speeds, credit risk and other inputs.

•                  Level 3—Prices determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an asset or liability at the end of the period), unobservable inputs may be used. Unobservable inputs reflect the Company’s own assumptions about the factors that market participants use in pricing an asset or liability, and are based on the best information available in the circumstances.

While management believes its valuation methods are appropriate and consistent with those used by other market participants, the use of different methods or assumptions to estimate the fair value of certain financial statement items could result in a different estimate of fair value at the reporting date. Those estimated values may differ significantly from the values that would have been used had a readily available market for such items existed, or had such items been liquidated, and those differences could be material to the financial statements.

Management incorporates lack of liquidity into its fair value estimates based on the type of asset or liability measured and the valuation method used. The Company uses discounted cash flow techniques to estimate fair value. These techniques incorporate forecasting of expected cash flows discounted at market discount rates that are intended to reflect the lack of liquidity in the market.

Short-Term Investments

Short-term investments, which represent investments in money market accounts with a depository institution, are carried at fair value. Changes in fair value are recognized in current period income. The Company classifies its short-term investments as “Level 1” fair value financial statement items.

Mortgage Loans Held for Sale at Fair Value

Management has elected to account for mortgage loans held for sale at fair value, with changes in fair value recognized in current period income, to more timely reflect the Company’s performance. All changes in fair value, including changes arising from the passage of time, are recognized as a component of Net gains on mortgage loans held for sale at fair value. The Company classifies most of the mortgage loans held for sale at fair value as “Level 2” fair value financial statement items. Certain of the Company’s mortgage loans held for sale may not be readily saleable due to identified defects or delinquency. Such loans are classified as “Level 3” financial statement items.

Sale Recognition

The Company recognizes transfers of mortgage loans as sales when it surrenders control over the mortgage loans. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, (ii) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through either (a) an agreement that entitles and obligates the Company to repurchase or redeem them before their maturity or (b) the ability to unilaterally cause the holder to return specific assets.

Interest Income Recognition

Interest income on mortgage loans held for sale at fair value is recognized over the life of the loans using their contractual interest rates. Income recognition is suspended for loans when they become 90 days delinquent, or when, in management’s opinion, a full recovery of interest and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current.

Servicing Advances

Servicing advances represent advances made on behalf of borrowers and the loans’ investors to fund delinquent balances for property tax and insurance premiums and out of pocket costs (e.g., preservation and restoration of mortgaged or real estate owned property, legal fees, appraisals and insurance premiums). Servicing advances are made in accordance with the Company’s servicing agreements and are deemed recoverable at the time of liquidation. These advances are periodically reviewed for collectability. Uncollectible amounts are written off when they are deemed uncollectible.

Derivative Financial Instruments

The Company is exposed to price risk relative to its mortgage loans held for sale as well as to the commitments it makes to loan applicants to originate or to PMT to acquire loans at specified interest rates (“interest rate lock commitments” or “IRLCs”). The Company bears price risk from the time a commitment to originate a loan is made to a borrower or to purchase a loan from PMT, to the time the mortgage loan is sold. During this period, the Company is exposed to losses if mortgage interest rates rise, because the value of the purchase commitment or mortgage loan held for sale decreases. The Company also is exposed to risk relative to the fair value of its mortgage servicing rights (“MSRs”). The Company is exposed to loss in value of its MSRs when interest rates decrease.

IRLCs are accounted for as derivative financial instruments. The Company manages the risk created by IRLCs relating to mortgage loans held for sale by entering into forward sale agreements to sell the mortgage loans and by the purchase and sale of mortgage-backed securities (“MBS”) options and futures. Such agreements are also accounted for as derivative financial instruments. From time to time, these instruments are also used to manage the risk created by changes in prepayment speeds on certain of the MSRs the Company holds. The Company classifies its IRLCs as “Level 3” financial statement items and the derivative financial instruments it acquires to manage the risks created by IRLCs and mortgage loans held for sale as “Level 2” fair value financial statement items. The Company does not use derivative financial instruments for purposes other than in support of its risk management activities.

MSRs are generally subject to loss in value when market mortgage interest rates decrease. Decreasing market mortgage interest rates normally encourage increased mortgage refinancing activity. Increased refinancing activity reduces the life of the loans underlying the MSRs, thereby reducing their value. Reductions in the value of these assets affect income primarily through change in fair value and impairment charges. For MSRs backed by mortgage loans with historically low interest rates, factors other than interest rates (such as housing price changes) take on increasing influence on prepayment behavior of mortgage loans underlying MSRs.

The Company accounts for its derivative financial instruments as free- standing derivatives. The Company does not designate its derivative financial instruments for hedge accounting. All derivative financial instruments are recognized on the consolidated balance sheet at fair value with changes in the fair values being reported in current period income. Changes in fair value of derivatives hedging IRLCs and mortgage loans held for sale at fair value are included in Net gains on mortgage loans held for sale at fair value in the Company’s consolidated statements of income. For derivatives hedging MSRs, changes in fair value are included in Amortization, impairment and change in estimated fair value of mortgage servicing rights in the Company’s consolidated statements of income.

When the Company has multiple derivative instruments with the same counterparty under a master netting arrangement, it offsets the amounts recorded as assets and liabilities and amounts recognized for the right to reclaim cash collateral it has deposited with the counterparty or the obligation to return cash collateral it has collected from the counterparty arising from that master netting arrangement. Such offset amounts are presented as either a net asset or liability by counterparty on the Company’s consolidated balance sheets.

Carried Interest Due from Investment Funds

The Company has a general partnership interest or other Carried Interest arrangement with the Investment Funds, and earns Carried Interest thereunder. Carried Interest, in general terms, is the share of any profits that the general partners receive as compensation. The Company determines the amount of Carried Interest to be recorded each period based on the cash flows that would be produced assuming termination of the Investment Funds agreements at period end. The allocation of profits between the Investment Funds and the Company is described under the Significant Accounting Policies caption Management Fees and Carried Interest, following.

Investment in PennyMac Mortgage Investment Trust at Fair Value

Common shares of beneficial interest in PMT are carried at their fair value with changes in fair value recognized in current period income. Fair value for purposes of the Company’s holdings in PMT is based on the published closing price of the shares as of period end. The Company classifies its investment in common shares of PMT as a “Level 1” fair value financial statement item.

Mortgage Servicing Rights

MSRs arise from contractual agreements between the Company and investors (or their agents) in mortgage securities and mortgage loans. Under these contracts, the Company performs loan servicing functions in exchange for fees and other remuneration. The servicing functions typically performed include, among other responsibilities, collecting and remitting loan payments; responding to borrower inquiries; accounting for principal and interest; holding custodial (impound) funds for payment of property taxes and insurance premiums; counseling delinquent mortgagors; supervising the acquisition of real estate in settlement of loans and property disposition. Real estate acquired in settlement of loans (“REO”) represents real estate that collateralized the mortgage loans before the properties were acquired in settlement of loans.

The value of MSRs is derived from the net positive cash flows associated with the servicing contracts. The Company receives a servicing fee ranging generally from 0.19% to 0.57% annually on the remaining outstanding principal balances of the mortgage loans subject to the servicing contracts. The servicing fees are collected from the monthly payments made by the mortgagors. The Company is contractually entitled to receive other remuneration including rights to various mortgagor-contracted fees such as late charges, collateral reconveyance charges and loan prepayment penalties, and the Company is generally entitled to retain the interest earned on funds held pending remittance related to its collection of mortgagor payments. The Company also generally has the right to solicit the mortgagors for other products and services as well as for new mortgages for those considering refinancing or purchasing a new home.

The Company recognizes MSRs initially at their estimated fair value, either as proceeds from sales of mortgage loans where the Company assumes the obligation to service the loan in the sale transaction, or from the purchase of MSRs. The Company’s MSRs generally relate to either pools of distressed loans (“Distressed MSRs”), or pools of loans that were originated to borrowers with prime credit characteristics or are backed by government insurance. Accordingly, the assumptions used in the valuation are differentiated based on the higher expectation of the delinquency migration of the MSRs backed by distressed loans and significantly higher expected cost to service and advance payments for MSRs backed by the distressed loans.

The Company’s subsequent accounting for MSRs is based on the class of MSRs. The Company has identified three classes of MSRs: originated MSRs backed by mortgage loans with initial interest rates of less than or equal to 4.5%; MSRs backed by mortgage loans with initial interest rates of more than 4.5%; and purchased MSRs acquired in transactions financed in part through the financing of the right to receive excess servicing spread (“ESS”) cash flows. Originated MSRs backed by mortgage loans with initial interest rates of less than or equal to 4.5% are accounted for using the amortization method. MSRs backed by loans with initial interest rates of more than 4.5% are accounted for at fair value with changes in fair value recorded in current period income. The Company distinguishes between these classes of MSRs due to the differing factors that can cause changes in prepayment speeds of the underlying loans, which in turn cause changes in the fair value of the MSRs. MSRs purchased for which a financing in the form of ESS cash flows has been recorded are accounted for at fair value. The ESS financing at fair value is also accounted for at fair value to align the accounting for the MSR with the related liability.

The fair value of MSRs is difficult to determine because MSRs are not actively traded in observable stand-alone markets. Considerable judgment is required to estimate the fair values of MSRs and the exercise of such judgment can significantly affect the Company’s income. Therefore, the Company classifies its MSRs as “Level 3” fair value financial statement items.

The Company uses a discounted cash flow approach to estimate the fair value of MSRs. This approach consists of projecting servicing cash flows. The inputs used in the Company’s discounted cash flow model are based on market factors which management believes are consistent with assumptions and data used by market participants valuing similar MSRs.

The key inputs used in the valuation of MSRs include mortgage prepayment speeds, cost to service the loans and discount rates. These inputs can, and generally do, change from period to period as market conditions change.

MSRs are generally subject to loss in value when mortgage rates decline. Declining mortgage rates normally encourage increased mortgage refinancing activity. Increased refinancing activity reduces the life of the loans underlying the MSRs, thereby reducing their value. Reductions in the value of these assets affect earnings primarily through change in fair value and impairment charges. For MSRs backed by mortgage loans with historically low interest rates, factors other than interest rates (such as housing price changes) take on increasing influence on prepayment behavior of the underlying mortgage loans.

MSRs Accounted for Using the Amortization Method

The Company amortizes MSRs that are accounted for using the amortization method. MSR amortization is determined by applying the ratio of the net MSR cash flows projected for the current period to the estimated total remaining projected net MSR cash flows. The estimated total net MSR cash flows are determined at the beginning of each month using prepayment assumptions applicable at that time.

MSRs accounted for using the amortization method are periodically evaluated for impairment. Impairment occurs when the current fair value of the MSRs decreases below the asset’s carrying value (carrying value is the MSR’s amortized cost reduced by any related valuation allowance). If MSRs are impaired, the impairment is recognized in current-period income and the carrying value of the MSRs is adjusted through a valuation allowance. If the value of impaired MSRs subsequently increases, the increase in value is recognized in current-period income. When an increase in value of MSR is recognized, the valuation allowance is adjusted to increase the carrying value of the MSRs only to the extent of the valuation allowance.

For impairment evaluation purposes, the Company stratifies its MSRs by predominant risk characteristic when evaluating for impairment. For purposes of performing its MSR impairment evaluation, the Company stratifies its servicing portfolio on the basis of certain risk characteristics including loan type (fixed-rate or adjustable-rate) and note rate. Fixed-rate loans are stratified into note rate pools of 50 basis points for note rates between 3.0% and 4.5% and a single pool for note rates below 3%. If the fair value of MSRs in any of the note rate pools is below the carrying value of the MSRs for that pool, impairment is recognized to the extent of the difference between the estimated fair value and the carrying value, including the existing valuation allowance for that pool.

Management periodically reviews the various impairment strata to determine whether the value of the impaired MSRs in a given stratum is likely to recover. When management deems recovery of the value to be unlikely in the foreseeable future, a write-down of the cost of the MSRs for that stratum to its estimated recoverable value is charged to the valuation allowance.

Both amortization and changes in the amount of the MSR valuation allowance are recorded in current period income in Amortization, impairment and change in estimated fair value of mortgage servicing rights in the consolidated statements of income.

MSRs Accounted for at Fair Value

Changes in fair value of MSRs accounted for at fair value are recognized in current period income in Amortization, impairment and change in estimated fair value of mortgage servicing rights in the consolidated statements of income.

Furniture, Fixtures, Equipment and Building Improvements

Furniture, fixtures, equipment and building improvements are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the various classes of assets, which range from five to seven years for furniture and equipment and the lesser of the asset’s estimated useful life or the remaining lease term for fixtures and building improvements.

Capitalized Software

The Company capitalizes certain consulting, payroll, and payroll-related costs related to computer software for internal use, and subsequently amortizes such costs over a period of five years using the straight-line method.

The Company also periodically assesses long-lived assets including capitalized software for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. If management identifies an indicator of impairment, it assesses recoverability by comparing the carrying amount of the asset to the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset. An impairment loss is recognized when the carrying amount is not recoverable and is measured as the excess of carrying value over fair value. No such impairment was recorded during the three years ended December 31, 2013.

Restricted Cash

Restricted cash represents deposits that serve as collateral for various agreements the Company has entered into, such as derivative margin account agreements. Restricted cash is included in Other assets in the Company’s consolidated balance sheets. Management classifies restricted cash as a “Level 1” fair value financial statement item.

Mortgage Loans Sold Under Agreements to Repurchase

The carrying value of mortgage loans sold under agreements to repurchase is based on the accrued cost of the agreements. The costs of creating the facilities underlying the agreements are recognized as deferred charges in Other assets and amortized to Interest expense over the term of the borrowing facility.

Excess Servicing Spread Financing at Fair Value

In conjunction with the Company’s acquisition of certain MSRs on pools of Agency-backed residential mortgage loans, the Company has entered into sale and assignment agreements which are treated as financings and are carried at estimated fair value with changes in fair value recognized in current period income. Under these agreements, the Company sold to PMT the right to receive ESS cash flows of certain MSRs. Management classifies ESS at fair value as a “Level 3” fair value financial statement item.

Loans Eligible for Repurchase

The terms of the Ginnie Mae MBS program allow, but do not require, the Company to repurchase mortgage loans when the borrower has made no payments for three consecutive months. As a result of this right, the Company records the mortgage loans in Loans eligible for repurchase and records a corresponding liability in Liability for loans eligible for repurchase on its balance sheet.

Liability for Losses Under Representations and Warranties

The Company’s agreements with the Agencies include representations and warranties related to the loans the Company sells to the Agencies. The representations and warranties require adherence to Agency origination and underwriting guidelines, including but not limited to the validity of the lien securing the loan, property eligibility, borrower credit, income and asset requirements, and compliance with applicable federal, state and local law.

In the event of a breach of its representations and warranties, the Company may be required to either repurchase the mortgage loans with the identified defects or indemnify the Agency, or may become ineligible to receive any of the benefits provided by the insurer with respect to such mortgage loans. In such cases, the Company bears any subsequent credit loss on the mortgage loans. The Company’s credit loss may be reduced by any recourse it has to correspondent lenders that, in turn, had sold such mortgage loans to the Company and breached similar or other representations and warranties. In such event, the Company has the right to seek a recovery of related repurchase losses from that correspondent lender.

The Company includes a provision for losses relating to the representations and warranties it makes as part of its loan sale transactions. The method used to estimate the liability for representations and warranties is a function of the representations and warranties given and considers a combination of factors, including, but not limited to, estimated future defaults and loan repurchase rates, the potential severity of loss in the event of default and the probability of reimbursement by the correspondent loan seller. The Company establishes a liability at the time loans are sold and periodically updates its liability estimate. The liability estimate is reviewed and approved by the Company’s management credit committee.

The level of the liability for representations and warranties is difficult to estimate and requires considerable management judgment. The level of mortgage loan repurchase losses is dependent on economic factors, investor demand strategies, and other external conditions that may change over the lives of the underlying loans, The Company’s representations and warranties are generally not subject to stated limits of exposure. However, management believes that the current unpaid principal balance (“UPB”) of loans sold by the Company to date represents the maximum exposure to repurchases related to representations and warranties. Management believes the amount and range of reasonably possible losses in relation to the recorded liability is not material to the Company’s financial condition or results of operations.

Loan Servicing Fees

Loan servicing fees and other remuneration are received by the Company for servicing residential mortgage loans. Loan servicing fees are recorded net of Agency guarantee fees paid by the Company. Loan servicing fees are recognized as earned over the life of the loans in the servicing portfolio.

Stock-Based Compensation

The Company’s 2013 Equity Incentive Plan provides for awards of nonstatutory and incentive stock options (“Stock Options”), time-based restricted stock units, performance-based restricted stock units, stock appreciation rights, performance units and stock grants. The Company estimates the value of the Stock Options, time-based restricted stock units and performance-based restricted stock units awarded with reference to the value of its underlying common stock on the date of the award.

Compensation costs are fixed, except for performance-based restricted stock units, at the estimated fair value as of the award date as all grantees are employees of PennyMac or directors of the Company. The Company amortizes the cost of time-based restricted stock unit awards to compensation expense over the vesting period using the graded vesting method. The Company amortizes performance-based restricted stock unit awards on the straight-line basis over the vesting period. Expense relating to awards is included in Compensation in the consolidated statements of income.

Income Taxes

As a result of the PennyMac recapitalization and reorganization, the Company expects to benefit from amortization and other tax deductions due to an increase in tax basis from the exchange of PennyMac Class A units. Those deductions will be allocated to the Company and will be taken into account in reporting the Company’s taxable income. The Company has entered into an agreement with the unitholders of PennyMac that will provide for the additional payment by the Company to exchanging unitholders of PennyMac equal to 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that PFSI realizes due to (i) increases in tax basis resulting from exchanges of the then-existing unitholders and (ii) certain other tax benefits related to PFSI entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement.

The Company is subject to federal and state income taxes. Income taxes are provided using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred taxes of a change in tax rates is recognized in income in the period in which the change occurs. A valuation allowance is established if, in management’s judgment, it is not more likely than not that a deferred tax asset will be realized.

The Company recognizes tax benefits relating to its tax positions only if, in the opinion of management, it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this standard is recognized as the largest amount that is greater than 50% likely to be realized upon ultimate settlement with the appropriate taxing authority. The Company will classify any penalties and interest as a component of provision for income taxes.

Variable Interest Held in Unconsolidated Variable Interest Entities

PMOFA is a general partner in the Master Fund. The Master Fund wholly owns PennyMac Mortgage Co. Funding, LLC (“Funding, LLC”), PennyMac Mortgage Co. Funding II, LLC (“Funding II, LLC), and PennyMac Mortgage Co, LLC (“Mortgage Co”). Funding, LLC and Funding II, LLC are each the majority interest holder in PennyMac Loan Trust 2010-NPL1, PennyMac Loan Trust 2011-NPL1 and PennyMac REO 2011-NPL1 (the “Trusts”), which in the case of the first entity holds the mortgage loans for Funding LLC and in the case of the latter two entities hold the mortgage loans for Funding II, LLC.

PLS provides loan servicing to the Trusts as well as to Mortgage Co. The related party group constituting the Company and its affiliates (including PMOFA) has an equity interest in the Master Fund, the ultimate Parent of the Trusts, Mortgage Co, Funding, LLC and Funding II, LLC. The direct equity holders in the Trusts, Mortgage Co, Funding, LLC and Funding II, LLC, however, do not have power to direct operations of the respective entities and as such, both the Trusts and Mortgage Co are considered to be variable interest entities (“VIEs”) as defined in the Consolidations topic of the Codification.

The Company is not the primary beneficiary in these VIEs, given it does not represent the enterprise within the related party group that is most closely associated with these VIEs and, as such, the Company does not consolidate these VIEs. Exposure of loss to the related party group from the unconsolidated VIEs is limited to the contributed capital of the related party group in the Master Fund totaling $1,436,000 which represents the general partnership interest held by PMOFA in the Master Fund.

Recent Accounting Pronouncements

In December 2011, the FASB issued an Accounting Standards Update (“ASU”), ASU 2011-11, to the Balance Sheet topic of the Codification. The amendments in this ASU affect all entities that have financial instruments and derivative instruments that are either (1) offset in accordance with the Offsetting Presentation section of the Balance Sheet topic or the Presentation section of the Derivatives and Hedging topic of the Codification or (2) subject an enforceable master netting arrangement or similar agreement.

The amendments in this ASU require the Company to disclose information about offsetting and related arrangement to enable users of financial statements to understand the effect of netting to an entity’s financial position.

In January 2013, the FASB issued ASU 2013-01, Clarifying the Scope of Disclosures About Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11. The ASU clarifies that the scope applied to derivatives accounted for in accordance with the Derivatives and Hedging topic of the Codification, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with the Offsetting Presentation section of the Balance Sheet topic or the Presentation section of the Derivatives and Hedging topic or subject to an enforceable master netting arrangement or similar agreement.

The ASU amendment and the subsequent clarification of the amendment are effective for periods beginning on or after January 1, 2013, and must be shown for all periods shown on the balance sheet. The adoption of these ASU amendments did not have a material effect on the Company’s financial condition or results of operations.

In January 2014, the FASB issued ASU 2014-04, Troubled Debt Restructurings by Creditors to the Receivables topic of the Codification, which clarifies when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate property recognized.

ASU 2014-04 specifies that a creditor is considered to have received physical possession (resulting from an in substance repossession or foreclosure) of residential real estate property collateralizing a consumer mortgage loan only upon the occurrence of either of the following:

a.                                      The creditor obtains legal title to the residential real estate property upon completion of a foreclosure. A creditor may obtain legal title to the residential real estate property even if the borrower has redemption rights that provide the borrower with a legal right for a period of time after a foreclosure to reclaim the real estate property by paying certain amounts specified by law.

b.                                      The borrower conveys all interest in the residential real estate property to the creditor to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The deed in lieu of foreclosure or similar legal agreement is completed when agreed-upon terms and conditions have been satisfied by both the borrower and the creditor.

ASU 2014-04 also requires the disclosure of the carrying value of REO and its recorded investment in consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process according to local requirements of the applicable jurisdiction. ASU 2014-04 is effective for the Company for annual and interim periods within those annual periods, beginning after December 15, 2014.

An entity can elect to adopt the amendments in this Update using either a modified retrospective transition method or a prospective transition method. Under the modified retrospective transition method, an entity would apply the amendments in ASU 2014-04 by means of a cumulative-effect adjustment to residential consumer mortgage loans and foreclosed residential real estate properties existing as of the beginning of the annual period for which the amendments are effective. The adoption of ASU-2014-04 is not expected to be material to the financial statements of the Company.

Note 4—Transactions with Affiliates

PennyMac Mortgage Investment Trust

Management Fees

Before February 1, 2013, under a management agreement, PennyMac received a base management fee from PMT. The base management fee was calculated at 1.5% per year of PMT’s shareholders’ equity. The management agreement also provided for a performance incentive fee, which was calculated at 20% per year of the amount by which PMT’s “core earnings,” on a rolling four-quarter basis and before the incentive fee, exceeded an 8% “hurdle rate” as defined in the management agreement. PennyMac did not earn a performance incentive fee before February 1, 2013.

Effective February 1, 2013, the management agreement was amended to provide that:

•                  The base management fee is calculated quarterly and is equal to the sum of (i) 1.5% per year of PMT’s shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of PMT’s shareholders’ equity in excess of $5 billion.

•                  The performance incentive fee is calculated at a defined annualized percentage of the amount by which PMT’s “net income,” on a rolling four- quarter basis and before deducting the incentive fee, exceeds certain levels of return on “equity.”

The performance incentive fee is calculated quarterly and is equal to the sum of: (a) 10% of the amount by which PMT’s net income for the quarter exceeds (i) an 8% return on equity plus the “high watermark,” up to (ii) a 12% return on PMT’s equity; plus (b) 15% of the amount by which PMT’s net income for the quarter exceeds (i) a 12% return on PMT’s equity plus the “high watermark,” up to (ii) a 16% return on PMT’s equity; plus (c) 20% of the amount by which PMT’s net income for the quarter exceeds a 16% return on equity plus the “high watermark.”

For the purpose of determining the amount of the performance incentive fee:

“Net income” is defined as net income or loss computed in accordance with U.S. GAAP and certain other non-cash charges determined after discussions between the Company and PMT’s independent trustees and approval by a majority of PMT’s independent trustees.

“Equity” is the weighted average of the issue price per common share of all of PMT’s public offerings, multiplied by the weighted average number of common shares outstanding (including restricted share units) in the four- quarter period.

The “high watermark” starts at zero and is adjusted quarterly. The quarterly adjustment reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the average Fannie Mae 30-year MBS yield (the “target yield”) for the four quarters then ended. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amounts required for the Company to earn a performance incentive fee are adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned.

The base management fee and the performance incentive fee are both receivable quarterly in arrears. The performance incentive fee may be paid in cash or in PMT’s common shares (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

Following is a summary of the management fees earned from PMT:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Management fees:
Base	$19,644	$12,436	$6,740
Performance incentive	12,766	—	—
	$32,410	$12,436	$6,740

The term of the management agreement, as amended, expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the management agreement.

In the event of termination by PMT, the Company may be entitled to a termination fee in certain circumstances. The termination fee is equal to three times the sum of (a) the average annual base management fee, and (b) the average annual (or, if the period is than 24 months, annualized) performance incentive fee earned by the Company, in each case during the 24-month period before termination.

Mortgage Loan Servicing

The Company has a loan servicing agreement with PMT. Before February 1, 2013, the servicing fee rates were based on the risk characteristics of the mortgage loans serviced and total servicing compensation was established at levels that management believed were competitive with those charged by other servicers or specialty servicers, as applicable.

•                  Servicing fee rates for nonperforming loans ranged between 50 and 100 basis points per year on the UPB of the mortgage loans serviced on PMT’s behalf. PennyMac was also entitled to certain customary market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial accounts. In the event PennyMac either effected a refinancing of a loan on PMT’s behalf and not through a third party lender and the resulting loan was readily saleable, or originated a loan to facilitate the disposition of real estate that PMT had acquired in settlement of a loan, PennyMac was entitled to receive from PMT market-based fees and compensation.

•                  For mortgage loans serviced by PMT as a result of acquisitions and sales with servicing rights retained in connection with PMT’s correspondent lending business, PennyMac was entitled to base subservicing fees and other customary market-based fees and charges as described above.

Effective February 1, 2013, the servicing agreement was amended to provide for servicing fees payable to the Company that changed from being based on a percentage of the loan’s UPB to fixed per-loan monthly amounts based on the delinquency, bankruptcy and/or foreclosure status of the serviced loan or the REO.

•                  The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or the related underlying real estate. Presently, the base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $125 per month for mortgage loans that are severely delinquent and in foreclosure.

•                  The base servicing fee rates for non-distressed mortgage loans subserviced by the Company on PMT’s behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on PMT’s behalf are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable rate mortgage loans. To the extent that these mortgage loans become delinquent, the Company is entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $75 per month based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or the related underlying real estate.

•                  The Company is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement because PMT does not have any employees or infrastructure. For these services, the Company receives a supplemental fee of $25 per month for each distressed whole mortgage loan and $3.25 per month for each non-distressed subserviced mortgage loan. With respect to non- distressed subserviced mortgage loans, the supplemental fee is subject to a cap of $700,000 per quarter. The Company is also entitled to reimbursement for all customary, good faith reasonable and necessary out-of-pocket expenses incurred in performance of its servicing obligations.

•                  The Company, on behalf of PMT, currently participates in the Home Affordable Modification Program (“HAMP”) of the U.S. Department of the Treasury and U.S. Department of Housing and Urban Development (“HUD”) (and other similar mortgage loan modification programs). HAMP establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including mortgage loan servicers, for achieving modifications and successfully remaining in the program. The mortgage loan servicing agreement entitles the Company to retain any incentive payments made to it and to which it is entitled under HAMP; provided, however, that with respect to any such incentive payments paid to the Company under HAMP in connection with a mortgage loan modification for which PMT previously paid the Company a modification fee, the Company shall reimburse PMT an amount equal to the incentive payments.

The Company also remains entitled to market-based fees and charges including boarding and deboarding fees, liquidation and disposition fees, assumption, modification and origination fees and late charges relating to loans it services for PMT.

Following is a summary of mortgage loan servicing fees earned from PMT:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Loan servicing fees:
Base	$26,993	$14,332	$9,740
Activity-based	12,420	4,276	3,464
	$39,413	$18,608	$13,204

The term of the servicing agreement, as amended, expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the servicing agreement.

Correspondent Lending

Before February 1, 2013, PMT paid PennyMac a fulfillment fee of 50 basis points of the UPB of mortgage loans sold to non-affiliates where PMT is approved or licensed to sell to such non-affiliate. Effective February 1, 2013, the mortgage banking and warehouse services agreement provides for a fulfillment fee paid to the Company based on the type of mortgage loan that PMT acquires. The fulfillment fee is equal to a percentage of the UPB of mortgage loans purchased by PMT, with the addition of potential fee rate discounts applicable to PMT’s monthly purchase volume in excess of designated thresholds. The Company has also agreed to provide such services exclusively for PMT’s benefit, and the Company and its affiliates are prohibited from providing such services for any other third party.

Presently, the applicable fulfillment fee percentages are (i) 0.50% for conventional mortgage loans, (ii) 0.88% for loans salable in accordance with the Ginnie Mae Mortgage-Backed Securities Guide, (iii) 0.80% for the U.S. Department of the Treasury and HUD’s Home Affordable Refinance Program (“HARP”) mortgage loans with a loan-to-value ratio of 105% or less, (iv) 1.20% for HARP mortgage loans with a loan-to-value ratio of more than 105%, and (v) 0.50% for all other mortgage loans not contemplated above; provided, however, that the Company may, in its sole discretion, reduce the amount of the applicable fulfillment fee and credit the amount of such reduction to the reimbursement otherwise due as described below. This reduction may only be credited to the reimbursement applicable to the month in which the related mortgage loan was funded.

In the event that PMT purchases mortgage loans with an UPB in any month totaling more than $2.5 billion and less than $5 billion, the Company has agreed to discount the amount of such fulfillment fees by reimbursing PMT an amount equal to the product of (i) 0.025%, (ii) the amount of UPB in excess of $2.5 billion and (iii) the percentage of the total UPB relating to mortgage loans for which the Company collected fulfillment fees in such month. In the event PMT purchases mortgage loans with an total UPB in any month greater than $5 billion, the Company has agreed to further discount the amount of fulfillment fees by reimbursing PMT an amount equal to the product of (i) 0.05%, (ii) the amount of UPB in excess of $5 billion and (iii) the percentage of the total UPB relating to mortgage loans for which the Company collected fulfillment fees in such month.

PMT does not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the mortgage banking and warehouse services agreement, the Company currently purchases loans salable in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind to PMT at its cost less fees collected by PMT from the seller, plus accrued interest and a sourcing fee of three basis points.

In consideration for the mortgage banking services provided by the Company with respect to PMT’s acquisition of mortgage loans under PLS’s early purchase program, the Company is entitled to fees (i) accruing at a rate equal to $25,000 per year per early purchase facility administered by the Company, and (ii) in the amount of $50 for each mortgage loan PMT acquires. In consideration for the warehouse services provided by the Company with respect to mortgage loans that PMT finances for its warehouse lending clients, with respect to each facility, the Company is entitled to fees (i) accruing at a rate equal to $25,000 per year, and (ii) in the amount of $50 for each mortgage loan that PMT finances thereunder. Where PMT has entered into both an early purchase agreement and a warehouse lending agreement with the same client, the Company shall only be entitled to one $25,000 per year fee and, with respect to any mortgage loan that becomes subject to both such agreements, only one $50 per mortgage loan fee.

The term of the mortgage banking and warehouse services agreement expires on February 1, 2017, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Following is a summary of correspondent lending activity between the Company and PMT:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Fulfillment fee revenue	$79,712	$62,906	$1,747
UPB of loans fulfilled for PMT	$15,225,153	$13,028,375	$505,317
Sourcing fees paid	$4,611	$2,505	$166
Fair value of loans purchased from PMT	$16,113,806	$8,864,264	$577,852

MSR Recapture Agreement

Pursuant to the terms of a MSR recapture agreement, as amended, if the Company refinances through its retail lending business mortgage loans for which PMT previously held the MSRs, the Company is generally required to transfer and convey to one of PMT’s wholly-owned subsidiaries, without cost to PMT, the MSRs with respect to new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans) that have a total UPB that is not less than 30% of the total UPB of all the mortgage loans so originated.

Where the fair value of the aggregate MSRs to be transferred for the applicable month is less than $200,000, the Company may, at its option, pay cash to PMT in an amount equal to such fair market value instead of transferring such MSRs. The MSR recapture agreement expires, unless terminated earlier in accordance with the agreement, on February 1, 2017, subject to automatic renewal for additional 18-month periods. The Company recorded MSR recapture totaling $709,000 for the year ended December 31, 2013 as a component of Gain on mortgage loans held for sale.

Spread Acquisition and MSR Servicing Agreements

Effective February 1, 2013, the Company entered into a master spread acquisition and MSR servicing agreement (the “2/1/13 Spread Acquisition Agreement”), pursuant to which it may sell to PMT or one of its wholly owned subsidiaries the rights to receive certain ESS from MSRs acquired by the Company from banks and other third party financial institutions. The Company is generally required to service or subservice the related mortgage loans for the applicable agency or investor. The terms of each transaction under the 2/1/13 Spread Acquisition Agreement are subject to the terms thereof, as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

To the extent the Company refinances any of the mortgage loans relating to the ESS sold to PMT, the 2/1/13 Spread Acquisition Agreement contains recapture provisions requiring that the Company transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. To the extent the fair value of the aggregate ESS to be transferred for the applicable month is less than $200,000, the Company may, at its option, pay cash to PMT in an amount equal to such fair value instead of transferring such ESS.

On December 30, 2013, the Company entered into a second master spread acquisition and MSR servicing agreement with PMT (the “12/30/13 Spread Acquisition Agreement”). The terms of the 12/30/13 Spread Acquisition Agreement are substantially similar to the terms of the 2/1/13 Spread Acquisition Agreement, except that the Company only intends to sell ESS relating to Ginnie Mae MSRs under the 12/30/13 Spread Acquisition Agreement.

To the extent the Company refinances any of the mortgage loans relating to the ESS it sells to PMT, the 12/30/13 Spread Acquisition Agreement also contains recapture provisions requiring that the Company transfer to PMT, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. However, under the 12/30/13 Spread Acquisition Agreement, in any month where the transferred ESS relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, the Company is also required to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the 12/30/13 Spread Acquisition Agreement contains provisions that require the Company to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair value of the aggregate ESS to be transferred for the applicable month is less than $200,000, the Company may, at its option, pay cash to PMT in an amount equal to such fair value instead of transferring such ESS.

In connection with the Company’s entry into the 12/30/13 Spread Acquisition Agreement, it was also required to amend the terms of its loan and security agreement (the “LSA”) with Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), pursuant to which the Company pledged to CSFB all of its rights and interests in the Ginnie Mae MSRs it owns or acquires, and a separate acknowledgement agreement with respect thereto, by and among Ginnie Mae, CSFB and the Company. Separately, as a condition to permitting the Company to transfer to PMT the ESS relating to a portion of the Company’s pledged Ginnie Mae MSRs, CSFB required PMT to enter into a Security and Subordination Agreement (the “Security Agreement”), pursuant to which PMT pledged to CSFB its rights under the 12/30/13 Spread Acquisition Agreement and its interest in any ESS purchased thereunder. CSFB’s lien on the ESS remains subordinate to the rights and interests of Ginnie Mae pursuant to the provisions of the 12/30/13 Spread Acquisition Agreement and the terms of the acknowledgement agreement.

The Security Agreement permits CSFB to liquidate PMT’s ESS along with the related MSRs to the extent there exists an event of default under the LSA, and it contains certain trigger events, including breaches of representations, warranties or covenants and defaults under other of PMT’s credit facilities, that would require the Company to either (i) repay in full the outstanding loan amount under the LSA or (ii) repurchase the ESS from PMT at fair value. To the extent the Company is unable to repay the loan under the LSA or repurchase the ESS, an event of default would exist under the LSA, thereby entitling CSFB to liquidate the ESS and the related MSRs. In the event the ESS is liquidated as a result of certain actions or inactions of the Company, PMT generally would be entitled to seek indemnity from the Company under the 12/30/13 Spread Acquisition Agreement.

Payable to Exchanged Private National Mortgage Acceptance Company, LLC Unitholders Under Tax Receivable Agreement

As discussed in Note 1, the Company entered into a tax receivable agreement with PennyMac’s existing unitholders on the date of the IPO that will provide for the payment by PFSI to PennyMac’s exchanged unitholders an amount equal to 85% of the amount of the benefits, if any, that PFSI is deemed to realize as a result of (i) increases in tax basis resulting from exchanges and (ii) certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. Based on the PennyMac unitholder exchanges during the period, the Company has recorded a $71.1 million liability and has not made a payment under the tax sharing agreement as of December 31, 2013.

Other Transactions

In connection with the IPO of PMT’s common shares on August 4, 2009, the Company entered into an agreement with PMT pursuant to which PMT agreed to reimburse the Company for the $2.9 million payment that it made to the underwriters in such offering (the “Conditional Reimbursement”) if PMT satisfied certain performance measures over a specified period of time. Effective February 1, 2013, PMT amended the terms of the reimbursement agreement to provide for the reimbursement to the Company of the Conditional Reimbursement if PMT is required to pay the Company performance incentive fees under the management agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The reimbursement of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12- month period of $1.0 million and the maximum amount that may be reimbursed under the agreement is $2.9 million. The Company received payments from PMT totaling $944,000 during the year ended December 31, 2013.

In the event the termination fee is payable to the Company under the management agreement and the Company has not received the full amount of the reimbursements and payments under the reimbursement agreement, such amount will be paid in full. The term of the reimbursement agreement expires on February 1, 2019.

PMT reimburses the Company for other expenses, including common overhead expenses incurred on its behalf by the Company, in accordance with the terms of its management agreement. Such amounts are summarized below:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Reimbursement of:
Common overhead incurred by PCM and its affiliates	$10,989	$4,183	$4,086
Expenses incurred on PMT’s behalf	4,638	3,146	2,219
	$15,627	$7,329	$6,305
Payments and settlements during the year(1)	$121,230	$85,554	$12,656

(1)                                 Payments and settlements include payments for management fees and correspondent lending activities itemized in the preceding tables and netting settlements made pursuant to master netting agreements between the Company and PMT.

Amounts due from PMT are summarized below:

	December 31,
	2013	2012
	(in thousands)
Management fees	$8,924	$4,499
Servicing fees	5,915	3,670
Allocated expenses	2,009	1,106
Underwriting fees	1,788	2,941
Loan purchases	—	4,475
	$18,636	$16,691

The Company also holds an investment in PMT in the form of 75,000 common shares of beneficial interest as of December 31, 2013 and December 31, 2012. The shares had fair values of $1.7 million and $1.9 million as of December 31, 2013 and December 31, 2012, respectively.

Investment Funds

Amounts due from the Investment Funds are summarized below:

	December 31,
	2013	2012
	(in thousands)
Receivable from Investment Funds:
Management fees	$2,031	$2,164
Loan servicing fees	727	1,052
Loan servicing rebate	136	(239)
Expense reimbursements	21	695
	$2,915	$3,672
Carried Interest due from Investment Funds:
PNMAC Mortgage Opportunity Fund, LLC	$37,702	$29,785
PNMAC Mortgage Opportunity Fund Investors, LLC	23,440	17,938
	$61,142	$47,723

Amounts due to the Investment Funds totaling $36.9 million and $36.8 million represent amounts advanced by the Investment Funds to fund servicing advances made by the Company as of December 31, 2013 and December 31, 2012, respectively.

Note 5—Earnings Per Share of Common Stock

Basic earnings per share of common stock is determined using net income attributable to the Company’s common stockholders divided by the weighted- average number of shares of common stock outstanding during the period. Diluted earnings per share of common stock is determined by dividing net income attributable to the Company’s common stockholders by the weighted-average of shares of common stock outstanding, assuming all potentially dilutive shares of common stock were issued.

The Company applies the treasury stock method to determine the dilutive weighted-average shares of common stock represented by the unvested stock-based awards and the exchangeable PennyMac Class A units. The diluted earnings per share calculation assumes the exchange of these PennyMac Class A units for shares of common stock. Accordingly, earnings attributable to the Company’s common stockholders is also adjusted to include the earnings allocated to the PennyMac Class A units after taking into account the income taxes applicable to the shares assumed to be exchanged.

The following table summarizes the basic and diluted earnings per share calculations:

Year ended December 31, 2013
(in thousands, except per share amounts)
Basic earnings per share of common stock:
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$14,400
Weighted-average common stock shares outstanding	17,311
Basic earnings per share of common stock	$0.83
Diluted earnings per share of common stock:
Net income	$14,400
Effect of net income attributable to noncontrolling interest, net of tax	47,838
Diluted net income attributable to common stockholders	$62,238
Weighted-average shares outstanding	17,311
Dilutive shares:
PennyMac Class A common units exchangeable to common stock	58,553
Shares issuable under stock-based compensation plans	28
Diluted weighted-average common stock shares outstanding	75,892
Diluted earnings per share of common stock	$0.82

Note 6—Loan Sales and Servicing Activities

The Company purchases and sells mortgage loans in the secondary mortgage market without recourse for credit losses. However, the Company maintains continuing involvement with the loans in the form of servicing arrangements and the liability under representations and warranties it makes to purchasers and insurers of the loans.

The following table summarizes cash flows between the Company and transferees upon sale of mortgage loans in transactions where the Company maintains continuing involvement with the mortgage loans (primarily the obligation to service the loans on behalf of the loans’ owners or owners’ agents):

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Cash flows:
Sales proceeds	$17,006,460	$9,123,645	$655,724
Servicing fees received	$56,066	$11,197	$163
Net servicing advances	$4,207	$7,818	$538
Year end information:
UPB of loans outstanding at year end	$23,640,261	$9,847,509	$696,521
Delinquencies:
30 - 89 days	$410,927	$137,827	$5,272
90 days or more or in foreclosure or bankruptcy	$143,022	$54,795	$813

The Company’s mortgage servicing portfolio is summarized as follows:

	December 31, 2013
	Servicing rights owned	Contract servicing and subservicing	Total loans serviced
	(in thousands)
Agencies	$44,969,026	$—	$44,969,026
Affiliated entities	—	31,632,718	31,632,718
Private investors	969,794	89,361	1,059,155
Mortgage loans held for sale	506,540	—	506,540
	$46,445,360	$31,722,079	$78,167,439
Amount subserviced for the Company	$156,347	$582,610	$738,957
Delinquent mortgage loans:
30 days	$1,304,054	$263,518	$1,567,572
60 days	346,912	112,275	459,187
90 days or more	605,555	1,416,498	2,022,053
	2,256,521	1,792,291	4,048,812
Loans pending foreclosure	168,776	1,792,128	1,960,904
	$2,425,297	$3,584,419	$6,009,716
Custodial funds managed by the Company(1)	$568,161	$246,587	$814,748

	December 31, 2012
	Servicing rights owned	Contract servicing and subservicing	Total loans serviced
	(in thousands)
Agencies	$9,860,284	$—	$9,860,284
Affiliated entities	—	16,552,939	16,552,939
Private investors	1,321,584	—	1,321,584
Mortgage loans held for sale	417,742	—	417,742
	$11,599,610	$16,552,939	$28,152,549
Amount subserviced for the Company	$45,562	$375,818	$421,380
Delinquent mortgage loans:
30 days	$191,884	$187,653	$379,537
60 days	60,886	122,564	183,450
90 days or more	112,847	851,851	964,698
	365,617	1,162,068	1,527,685
Loans pending foreclosure	75,329	1,290,687	1,366,016
	$440,946	$2,452,755	$2,893,701
Custodial funds managed by the Company(1)	$263,562	$150,080	$413,642

(1)                                 Borrower and investor custodial cash accounts relate to loans serviced under the servicing agreements and are not recorded on the Company’s consolidated balance sheets. The Company earns interest on custodial funds it manages on behalf of the loans’ investors, which is recorded as part of the interest income in the Company’s consolidated statements of income.

Following is a summary of the geographical distribution of loans included in the Company’s servicing portfolio for the top five and all other states as measured by the total UPB:

	December 31,
State	2013		2012
	(in thousands)
California	$30,320,616		$10,696,508
Texas	4,470,123		1,223,382
Virginia	3,769,683			*
Florida	3,416,274		1,385,286
Washington	2,760,900		1,143,849
Colorado		*	1,299,295
All other states	33,429,843		12,404,229
	$78,167,439		$28,152,549

*                                         State did not represent a top five state as of the respective date.

Certain of the loans serviced by the Company are subserviced on the Company’s behalf by other mortgage loan servicers. Loans are subserviced for the Company when the loans are secured by property in the State of Massachusetts where the Company is not licensed and a license is required to perform such services, or on a transitional basis for loans where the Company has obtained the rights to service the loans but servicing of the loans has not yet transferred to the Company’s servicing system.

Note 7—Netting of Financial Instruments

The Company uses derivative financial instruments to manage exposure to interest rate risk for the IRLCs it makes to purchase or originate mortgage loans at specified interest rates, its inventory of mortgage loans held for sale and MSRs. The Company has elected to setoff derivative asset and liability positions, and cash collateral obtained from (or posted to) its counterparties when subject to a master netting arrangement that is legally enforceable on all counterparties in the event of default. The derivatives that are not subject to a master netting arrangement are IRLCs.

Following are summaries of derivative assets and related setoff amounts. As of December 31, 2013 and December 31, 2012, the Company was not party to reverse repurchase agreements or securities lending transactions that are required to be disclosed in the following table.

Offsetting of Derivative Assets

	December 31, 2013			December 31, 2012
	Gross amount of recognized assets	Gross amount offset in the balance sheet	Net amount of assets in the balance sheet	Gross amount of recognized assets	Gross amount offset in the balance sheet	Net amount of assets in the balance sheet
	(in thousands)
Derivatives subject to master netting arrangements:
MBS put options	$665	$—	$665	$967	$—	$967
MBS call options	91	—	91	—	—	—
Forward purchase contracts	416	—	416	1,645	—	1,645
Forward sale contracts	18,762	—	18,762	1,818	—	1,818
Netting	—	(7,358)	(7,358)	—	(1,091)	(1,091)
	19,934	(7,358)	12,576	4,430	(1,091)	3,339
Derivatives not subject to master netting arrangements—IRLCs	8,964	—	8,964	23,951	—	23,951
	$28,898	$(7,358)	$21,540	$28,381	$(1,091)	$27,290

Derivative Assets, Financial Assets, and Collateral Held by Counterparty

The following table summarizes by significant counterparty the amount of derivative asset positions after considering master netting arrangements and financial instruments or cash pledged that do not meet the accounting guidance qualifying for setoff accounting.

	December 31, 2013				December 31, 2012
		Gross amount not				Gross amount not
		offset in the				offset in the
	Net	consolidated			Net	consolidated
	amount	balance sheet			amount	balance sheet
	of assets		Cash		of assets		Cash
	in the	Financial	collateral	Net	in the	Financial	collateral	Net
	balance sheet	instruments	received	amount	balance sheet	instruments	received	amount
	(in thousands)
Interest rate lock commitments	$8,964	$—	$—	$8,964	$23,951	$—	$—	$23,951
Credit Suisse First Boston Mortgage Capital LLC	2,149	—	—	2,149	—	—	—	—
Bank of America, N.A.	1,680	—	—	1,680	1,782	—	—	1,782
Morgan Stanley Bank, N.A.	1,704	—	—	1,704	—	—	—	—
Daiwa Capital Markets	1,190	—	—	1,190	—	—	—	—
Citibank, N.A.	—	—	—	—	522	—	—	522
Other	5,853	—	—	5,853	1,035	—	—	1,035
	$21,540	$—	$—	$21,540	$27,290	$—	$—	$27,290

Offsetting of Derivative Liabilities and Financial Liabilities

Following is a summary of net derivative liabilities and assets sold under agreements to repurchase and related setoff amounts. As discussed above, all derivatives with the exception of IRLCs are subject to master netting arrangements. The assets sold under agreements to repurchase do not qualify for setoff accounting.

	December 31, 2013			December 31, 2012
	Gross amount of recognized liabilities	Gross amount offset in the consolidated balance sheet	Net amount of liabilities in the consolidated balance sheet	Gross amount of recognized liabilities	Gross amount offset in the consolidated balance sheet	Net amount of liabilities in the consolidated balance sheet
	(in thousands)
Derivatives subject to a master netting arrangement:
Forward purchase contracts	$6,542	$—	$6,542	$389	$—	$389
Forward sale contracts	504	—	504	1,894	—	1,894
Netting	—	(6,787)	(6,787)	—	(1,785)	(1,785)
	7,046	(6,787)	259	2,283	(1,785)	498
Derivatives not subject to a master netting arrangement—IRLCs	2,203	—	2,203	11	—	11
Total derivatives	9,249	(6,787)	2,462	2,294	(1,785)	509
Mortgage loans sold under agreements to repurchase	471,592	—	471,592	393,534	—	393,534
	$480,841	$(6,787)	$474,054	$395,828	$(1,785)	$394,043

Derivative Liabilities, Financial Liabilities, and Collateral Held by Counterparty

The following table summarizes by significant counterparty the amount of derivative liabilities and assets sold under agreements to repurchase after considering master netting arrangements and financial instruments or cash pledged that does not qualify under the accounting guidance for setoff accounting. All assets sold under agreements to repurchase are secured by sufficient collateral or exceed the liability amount recorded on the consolidated balance sheets.

	December 31, 2013				December 31, 2012
		Gross amount				Gross amount
		not offset in the				not offset in the
		consolidated				consolidated
	Net amount of	balance sheet			Net amount of	balance sheet
	liabilities		Cash		liabilities		Cash
	in the consolidated	Financial	collateral	Net	in the consolidated	Financial	collateral	Net
	balance sheet	instruments	pledged	amount	balance sheet	instruments	pledged	amount
	(in thousands)
Interest rate lock commitments	$2,203	$—	$—	$2,203	$11	$—	$—	$11
Bank of America, N.A.	234,511	(234,511)	—	—	150,082	(150,082)	—	—
Credit Suisse First Boston Mortgage Capital LLC	198,888	(198,888)	—	—	122,443	(122,252)	—	191
Morgan Stanley Bank, N.A.	38,193	(38,193)	—	—	53	—	—	53
Citibank, N.A.	—	—	—	—	121,200	(121,200)	—	—
Other	259	—	—	259	254	—	—	254
	$474,054	$(471,592)	$—	$2,462	$394,043	$(393,534)	$—	$509

Note 8—Fair Value

The Company’s consolidated financial statements include assets and liabilities that are measured based on their estimated fair values. The application of fair value estimates may be on a recurring or nonrecurring basis depending on the accounting principles applicable to the specific asset or liability and whether management has elected to carry the item at its estimated fair value as discussed in the following paragraphs.

Fair Value Accounting Elections

Management identified all of its non-cash financial assets and its originated MSRs relating to loans with initial interest rates of more than 4.5% and MSRs purchased subject to ESS financing to be accounted for at estimated fair value so changes in fair value will be reflected in results of operations as they occur and more timely reflect the results of the Company’s performance. Management has also identified its ESS financing to be accounted for at fair value as a means of hedging the related MSR’s fair value risk.

For originated MSRs relating to mortgage loans with initial interest rates of less than or equal to 4.5%, management has concluded that such assets present different risks to the Company than originated MSRs relating to mortgage loans with initial interest rates of more than 4.5% and therefore require a different risk management approach. Management’s risk management efforts relating to these assets are aimed at mainly moderating the effects of non-interest rate risks on fair value, such as the effect of changes in home prices on the assets’ values. Management has identified these assets for accounting using the amortization method.

Management’s risk management efforts in connection with MSRs relating to mortgage loans with initial interest rates of more than 4.5% are aimed at mainly moderating the effects of changes in interest rates on the assets’ values. At times during the year ended December 31, 2013, a portion of the IRLCs, the fair value, which typically increases when prepayment speeds increase, were used to moderate the effect of changes in fair value of MSRs, which typically decreases as prepayment speeds increase.

Financial Statement Items Measured at Fair Value on a Recurring Basis

Following is a summary of financial statement items that are measured at estimated fair value on a recurring basis:

	December 31, 2013
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Short-term investments	$142,582	$—	$—	$142,582
Mortgage loans held for sale at fair value	—	527,071	3,933	531,004
Derivative assets:
Interest rate lock commitments	—	—	8,964	8,964
Forward purchase contracts	—	416	—	416
Forward sales contracts	—	18,762	—	18,762
MBS put options	—	665	—	665
MBS call options	—	91	—	91
Total derivative assets before netting	—	19,934	8,964	28,898
Netting(1)	—	—	—	(7,358)
Total derivative assets	—	19,934	8,964	21,540
Investment in PennyMac Mortgage Investment Trust	1,722	—	—	1,722
Mortgage servicing rights at fair value	—	—	224,913	224,913
	$144,304	$547,005	$237,810	$921,761
Liabilities:
Excess servicing spread financing at fair value to PennyMac Mortgage Investment Trust	$—	$—	$138,723	$138,723
Derivative liabilities:
Interest rate lock commitments	—	—	2,203	2,203
Forward purchase contracts	—	6,542	—	6,542
Forward sales contracts	—	504	—	504
Total derivative liabilities before netting	—	7,046	2,203	9,249
Netting(1)	—	—	—	(6,787)
Total derivative liabilities	—	7,046	2,203	2,462
	$—	$7,046	$140,926	$141,185

(1)                                 Derivatives are reported net of cash collateral received and paid and, to the extent that the criteria of the accounting guidance covering the offsetting of amounts related to certain contracts are met, positions with the same counterparty are netted as part of a legally enforceable master netting agreement.

	December 31, 2012
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Short-term investments	$53,164	$—	$—	$53,164
Mortgage loans held for sale at fair value	—	448,384	—	448,384
Derivative assets:
Interest rate lock commitments	—	—	23,951	23,951
Forward purchase contracts	—	1,645	—	1,645
Forward sales contracts	—	1,818	—	1,818
MBS put options	—	967	—	967
Total derivative assets before netting	—	4,430	23,951	28,381
Netting(1)	—	—	—	(1,091)
Total derivative assets	—	4,430	23,951	27,290
Investment in PennyMac Mortgage Investment Trust	1,897	—	—	1,897
Mortgage servicing rights at fair value	—	—	19,798	19,798
	$55,061	$452,814	$43,749	$550,533
Liabilities:
Derivative liabilities:
Interest rate lock commitments	$—	$—	$11	$11
Forward purchase contracts	—	389	—	389
Forward sales contracts	—	1,894	—	1,894
Total derivative liabilities before netting	—	2,283	11	2,294
Netting(1)	—	—	—	(1,785)
Net derivative liabilities	$—	$2,283	$11	$509

(1)                                 Derivatives are reported net of cash collateral received and paid and, to the extent that the criteria of the accounting guidance covering the setoff of amounts related to certain contracts are met, positions with the same counterparty are netted as part of a legally enforceable master netting agreement.

As shown above, certain of the Company’s mortgage loans held for sale at fair value, MSRs at fair value, IRLCs, and ESS financing at fair value are measured using Level 3 inputs. Following is a roll forward of these items for the three years ended December 31, 2013 where Level 3 significant inputs were used on a recurring basis:

	Year ended December 31, 2013
	Mortgage loans held for sale	Net interest rate lock commitments(1)	Mortgage servicing rights	Total
	(in thousands)
Assets:
Balance, December 31, 2012	$—	$23,940	$19,798	$43,738
Repurchases of mortgage loans subject to representations and warranties	5,529	—	—	5,529
Repayments	(1,364)	—	—	(1,364)
Interest rate lock commitments issued, net	—	101,179	—	101,179
MSRs resulting from purchases	—	—	195,871	195,871
MSRs resulting from loan sales	—	—	14,636	14,636
Sales	—	—	(550)	(550)
Changes in fair value included in income arising from:
Changes in instrument-specific credit risk	—			—
Other factors	(232)	(15,682)	(4,842)	(20,756)
	(232)	(15,682)	(4,842)	(20,756)
Transfers of interest rate lock commitments to mortgage loans held for sale	—	(102,676)	—	(102,676)
Balance, December 31, 2013	$3,933	$6,761	$224,913	$235,607
Changes in fair value recognized during the period relating to assets still held at December 31, 2013	$(390)	$6,761	$(4,842)

(1)                                 For the purpose of this table, the interest rate lock asset and liability positions are shown net.

Excess servicing spread financing
(in thousands)
Liability:
Balance, December 31, 2012	$—
Proceeds received from financing of excess servicing spread	139,028
Accrual of interest on excess servicing spread financing	1,348
Repayments	(4,076)
Changes in fair value included in income arising from:
Changes in instrument-specific credit risk	—
Other factors	2,423
2,423
Balance, December 31, 2013	$138,723
Changes in fair value recognized during the period relating to liability still held at December 31, 2013	$2,423

	Year ended December 31, 2012
	Net interest rate lock commitments(1)	Mortgage servicing rights	Total
	(in thousands)
Balance, December 31, 2011	$7,905	$25,698	$33,603
Interest rate lock commitments issued, net	167,066	—	167,066
MSRs resulting from loan sales	—	774	774
Changes in fair value included in income arising from:
Changes in instrument-specific credit risk			—
Other factors	—	(6,674)	(6,674)
	—	(6,674)	(6,674)
Transfers of interest rate lock commitments to mortgage loans held for sale	(151,031)	—	(151,031)
Balance, December 31, 2012	$23,940	$19,798	$43,738
Changes in fair value recognized during the period relating to assets still held at December 31, 2012	$23,940	$(6,674)

(1)                                 For the purpose of this table, the interest rate lock asset and liability positions are shown net.

	Year ended December 31, 2011
	Net interest rate lock commitments(1)	Mortgage servicing rights	Total
	(in thousands)
Balance, December 31, 2010	$(13)	$31,957	$31,944
Interest rate lock commitments issued, net	18,436	—	18,436
MSRs resulting from purchases	—	1,352	1,352
MSRs resulting from loan sales	—	1,696	1,696
Changes in fair value included in income arising from:
Changes in instrument-specific credit risk			—
Other factors	—	(9,307)	(9,307)
	—	(9,307)	(9,307)
Transfers of interest rate lock commitments to mortgage loans held for sale	(10,518)	—	(10,518)
Balance, December 31, 2011	$7,905	$25,698	$33,603
Changes in fair value recognized during the period relating to assets still held at December 31, 2011	$7,905	$(9,307)

(1)                                 For the purpose of this table, the interest rate lock asset and liability positions are shown net.

Mortgage loans sold under agreements to repurchase at fair value
(in thousands)
Liabilities:
Balance, December 31, 2010	$13,289
Changes in fair value included in income	—
Sales	57,908
Assumption of agreements pursuant purchase from affiliate of mortgage loans subject to agreements to repurchase	62,989
Repurchases	(134,186)
Balance, December 31, 2011	$—
Changes in fair value recognized during the year relating to liabilities still held at December 31, 2011	$—

The information used in the preceding roll forwards represents activity for any financial statement items identified as using Level 3 significant inputs at either the beginning or the end of the periods presented. The Company had no transfers in or out among the levels other than transfers of IRLCs to mortgage loans held for sale at fair value upon purchase or funding of the respective mortgage loans.

Net gains (losses) from changes in estimated fair values included in earnings for financial statement items carried at estimated fair value as a result of management’s election of the fair value option are summarized below:

	Year ended December 31,
	2013			2012			2011
	Net gains on mortgage loans held for sale at fair value	Net servicing income	Total	Net gains on mortgage loans held for sale at fair value	Net servicing income	Total	Net gains on mortgage loans held for sale at fair value	Net servicing income	Total
	(in thousands)
Assets:
Mortgage loans held for sale at fair value	$49,559	$—	$49,559	$171,236	$—	$171,236	$13,029	$—	$13,029
Mortgage servicing rights at fair value	—	(4,842)	(4,842)	—	(6,674)	(6,674)	—	(9,307)	(9,307)
	$49,559	$(4,842)	$44,717	$171,236	$(6,674)	$164,562	$13,029	$(9,307)	$3,722
Liabilities:
Mortgage loans sold under agreements to repurchase	$—	$—	$—	$—	$—	$—	$—	$—	$—
Excess servicing spread financing at fair value to Penny Mac Mortgage Investment Trust	—	(2,423)	(2,423)	—	—	—	—	—	—
	$—	$(2,423)	$(2,423)	$—	$—	$—	$—	$—	$—

Following are the fair value and related principal amounts due upon maturity of assets and liabilities accounted for under the fair value option:

	December 31, 2013
	Fair value	Principal amount due upon maturity	Difference
	(in thousands)
Mortgage loans held for sale:
Current through 89 days delinquent	$524,665	$504,705	$19,960
90 days or more delinquent:
Not in foreclosure	5,567	5,479	88
In foreclosure	772	660	112
	$531,004	$510,844	$20,160

	December 31, 2012
	Fair value	Principal amount due upon maturity	Difference
	(in thousands)
Mortgage loans held for sale:
Current through 89 days delinquent	$447,889	$418,650	$29,239
90 days or more delinquent:
Not in foreclosure	288	390	(102)
In foreclosure	207	233	(26)
	$448,384	$419,273	$29,111

Financial Statement Items Measured at Fair Value on a Nonrecurring Basis

Following is a summary of financial statement items that are measured at estimated fair value on a nonrecurring basis:

	December 31, 2013
	Level 1	Level 2	Level 3	Total
	(in thousands)
Mortgage servicing rights at lower of amortized cost or fair value	$—	$—	$136,690	$136,690
	$—	$—	$136,690	$136,690

	December 31, 2012
	Level 1	Level 2	Level 3	Total
	(in thousands)
Mortgage servicing rights at lower of amortized cost or fair value	$—	$—	$51,180	$51,180
	$—	$—	$51,180	$51,180

The following table summarizes the total gains (losses) on assets measured at estimated fair values on a nonrecurring basis:

	December 31,
	2013	2012
	(in thousands)
Mortgage servicing rights at lower of amortized cost or fair value	$(1,643)	$(2,908)
	$(1,643)	$(2,908)

Fair Value of Financial Instruments Carried at Amortized Cost

The Company’s Cash as well as its Mortgage loans sold under agreements to repurchase, Note payable, Carried Interest due from Investment Funds, and amounts receivable from and payable to the Advised Entities are carried at amortized cost.

Cash is measured using “Level 1” significant inputs. The Company’s borrowings carried at amortized cost do not have active markets or observable inputs and the fair value is measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation. The Company has classified these financial instruments as “Level 3” financial statement items as of December 31, 2013 and December 31, 2012 due to the lack of current market activity and the Company’s reliance on unobservable inputs to estimate the fair value.

Management has concluded that the carrying value of the Carried Interest due from Investment Funds approximates its fair value as the balance represents the amount distributable to the Company at the balance sheet date assuming liquidation of the Investment Funds. Management has concluded that the estimated fair value of the Note payable approximates the agreements’ carrying value due to the agreement’s short term and variable interest rate.

The Company also carries the receivable from and payable to the Advised Entities at cost. Management has concluded that the estimated fair value of such balances approximates the carrying value due to the short terms of such balances.

Valuation Techniques and Assumptions

Most of the Company’s financial assets as well as its ESS are carried at fair value with changes in fair value recognized in current period income. Certain of the Company’s financial assets and all of its MSRs and ESS are “Level 3” financial statement items which require the use of significant unobservable inputs in the estimation of the items’ fair values. Unobservable inputs reflect the Company’s own assumptions about the factors that market participants use in pricing an asset or liability, and are based on the best information available under the circumstances.

The Company’s Financial Analysis and Valuation group (the “FAV group”), which is responsible for valuing and monitoring the Company’s investment portfolios and maintenance of its valuation policies and procedures, estimates the fair values of “Level 3” investment instruments.

The FAV group reports to the Company’s senior management valuation committee, which oversees and approves the valuations. The FAV group monitors the models used for valuation of the Company’s “Level 3” financial statement items, including the models’ performance versus actual results and reports those results to the Company’s senior management valuation committee. The results developed in the FAV group’s monitoring activities may be used to calibrate subsequent projections used for valuation.

The FAV group is responsible for reporting to the Company’s senior management valuation committee on a monthly basis on the changes in the valuation of the portfolio, including major factors affecting the valuation and any changes in model methods and assumptions. To assess the reasonableness of its valuations, the FAV group presents an analysis of the effect on the valuation of changes to the significant inputs to the models.

Following is a description of the techniques and assumptions used in estimating the fair values of “Level 2” and “Level 3” fair value financial statement items:

Mortgage Loans Held for Sale

Most of the Company’s mortgage loans held for sale at fair value are salable into active markets and are therefore categorized as “Level 2” fair value financial statement items and their fair values are estimated using their quoted market or contracted price or market price equivalent.

Certain of the Company’s mortgage loans may become non-salable into active markets due to identification of a defect by the Company or to the repurchase of a mortgage loan with an identified defect. Because such loans are generally not salable into active mortgage markets, they are classified as “Level 3” financial statement items. The significant unobservable inputs used in the fair value measurement of the Company’s “non-salable” mortgage loans held for sale at fair value are discount rates, home price projections, voluntary prepayment speeds and default speeds. Significant changes in any of those inputs in isolation could result in a significant change to the loans’ fair value measurement. Increases in home price projections are generally accompanied by an increase in voluntary prepayment speeds.

The Company did not hold “Level 3” mortgage loans held for sale at fair value before 2013. Following is a quantitative summary of key inputs used in the valuation of “Level 3” mortgage loans held for sale at fair value:

December 31, 2013
Key inputs	Range (Weighted average)
Discount rate	7.8% - 13.4%
(8.9%)
Twelve-month projected housing price index change	4.5% - 4.7%
(4.6%)
Prepayment speed(1)	1.6% - 5.1%
(4.4%)
Total prepayment speed(2)	2.9% - 5.2%
(4.7%)

(1)                                 Prepayment speed is measured using Life Voluntary CPR.

(2)                                 Total prepayment speed is measured using Life Total CPR.

Changes in fair value attributable to changes in instrument-specific credit risk are measured by the change in the respective loan’s delinquency status at period-end from the later of the beginning of the year or acquisition date. Changes in fair value of IRLCs are included in Net gains on mortgage loans held for sale at fair value in the consolidated income statements.

Derivative Financial Instruments

The Company categorizes IRLCs as a “Level 3” financial statement item. The Company estimates the fair value of an IRLC based on quoted Agency MBS prices, its estimate of the fair value of the MSRs it expects to receive in the sale of the loans and the probability that the mortgage loan will fund or be purchased (the “pull-through rate”).

The significant unobservable inputs used in the fair value measurement of the Company’s IRLCs are the pull-through rate and the MSR component of the Company’s estimate of the value of the mortgage loans it has committed to purchase. Significant changes in the pull-through rate or the MSR component of the IRLCs, in isolation, could result in significant changes in fair value measurement. The financial effects of changes in these assumptions are generally inversely correlated as increasing interest rates have a positive effect on the fair value of the MSR component of IRLC value, but increase the pull-through rate for loans that have decreased in fair value.

Following is a quantitative summary of key unobservable inputs used in the valuation of IRLCs:

	December 31,
	2013	2012
Key inputs	Range (Weighted average)
Pull-through rate	62.1% - 98.1%	61.6% - 98.1%
	(81.7%)	(79.1%)
MSR value expressed as:
Servicing fee multiple	2.0 - 5.0	3.2 - 4.2
	(3.7)	(4.0)
Percentage of UPB	0.4% - 2.4%	0.6% - 2.2%
	(0.9%)	(0.9%)

The Company estimates the fair value of commitments to sell loans based on quoted MBS prices. The Company estimates the fair value of the MBS options and futures it purchases and sells based on observed interest rate volatilities in the MBS market. Changes in fair value of IRLCs and related hedging derivatives are included in Net gains on mortgage loans held for sale at fair value in the consolidated income statements.

Mortgage Servicing Rights

MSRs are categorized as “Level 3” fair value financial statement items. The Company uses a discounted cash flow approach to estimate the fair value of MSRs. This approach consists of projecting net servicing cash flows discounted at a rate that management believes market participants would use in their determinations of fair value. The key assumptions used in the estimation of the fair value of MSRs include prepayment rates of the underlying loans, the applicable discount rate or pricing spread, and the cost to service loans.

The results of the estimates of fair value of MSRs are reported to the Company’s senior management valuation committee as part of their review and approval of monthly valuation results. Changes in the fair value of MSRs are included in the consolidated statements of income under the caption Net servicing fees—Amortization, impairment and change in estimated fair value of mortgage servicing rights.

Key assumptions used in determining the fair value of MSRs at the time of initial recognition are as follows:

	Year ended December 31,
	2013		2012		2011
	Range (Weighted average)
	Fair value	Amortized cost	Fair value	Amortized cost	Fair value	Amortized cost
	(Amount recognized and UPB of underlying loans in thousands)
Amount recognized	$14,636	$190,468	$774	$89,698	$1,696	$6,557
UPB of underlying loans	$1,055,797	$15,316,315	$17,615	$8,524,533	$415,954	$449,715
Weighted-average servicing fee rate (in basis points)	33	29	28	27	27	31
Pricing spread(1)	7.4% - 14.4%	5.4% - 15.9%	7.5% - 9.9%	7.5% - 11.9%	8.3% - 14.0%	9.3% - 12.6%
	(10.2%)	(8.5%)	(8.4%)	(9.8%)	(11.7%)	(9.7%)
Annual total prepayment speed(2)	7.8% - 25.5%	7.6% - 42.5%	7.8% - 20.1%	6.7% - 17.8%	6.3% - 8.9%	5.6% - 7.9%
	(9.2%)	(8.8%)	(9.7%)	(8.5%)	(8.2%)	(6.8%)
Life (in years)	2.5 - 7.3	1.5 - 7.5	3.6 - 7.0	2.8 - 7.0	6.5 - 8.1	5.2 - 8.0
	(6.9)	(6.7)	(6.7)	(6.7)	(7.0)	(7.3)
Per-loan annual cost of servicing	$68 - $120	$68 - $120	$68 - $100	$68 - $100	$64 - $98	$61 - $98
	($98)	($102)	($78)	($99)	($88)	($96)

(1)           Pricing spread represents a margin that is applied to a reference interest rate’s forward rate curve to develop periodic discount rates. The Company applies a pricing spread to the United States Dollar LIBOR curve for purposes of discounting cash flows relating to MSRs acquired as proceeds from the sale of mortgage loans.

(2)           Prepayment speed is measured using CPR.

Following is a quantitative summary of key inputs used in the valuation of the Company’s MSRs at period end and the effect on the estimated fair value from adverse changes in those assumptions (weighted averages are based upon UPB):

Purchased MSRs Backed by Distressed Mortgage Loans

	December 31,
	2013		2012
	Range (Weighted average)
	Fair value	Amortized cost	Fair value	Amortized cost
	(Carrying value, UPB of underlying loans and effect on value amounts in thousands)
Carrying value	$10,129	—	$12,370	—
UPB of underlying loans	$969,794	—	$1,271,478	—
Weighted-average note rate	5.80%	—	6.01%	—
Weighted-average servicing fee rate (in basis points)	50	—	50	—
Discount rate	15.3% - 15.3%	—	15.3% - 15.3%	—
	(15.3%)	—	(15.3%)	—
Effect on fair value of adverse change of:
5%	$(251)	—	$(302)	—
10%	$(490)	—	$(590)	—
20%	$(937)	—	$(1,130)	—
Life (in years)	5.0 - 5.0	—	5.0 - 5.0	—
	(5.0)		(5.0)
Prepayment speed(1)	11.4% - 11.4%	—	10.7% - 10.7%	—
	(11.4%)	—	(10.7%)	—
Effect on fair value of adverse change of:
5%	$(231)	—	$(273)	—
10%	$(456)	—	$(529)	—
20%	$(898)	—	$(1,040)	—
Per-loan annual cost of servicing	$218 - $218	—	$270 - $270	—
	($218)	—	($270)	—
Effect on fair value of adverse change of:
5%	$(197)	—	$(290)	—
10%	$(393)	—	$(580)	—
20%	$(787)	—	$(1,159)	—

(1)                                 Prepayment speed is measured using Life Voluntary CPR.

All Other MSRs

	December 31,
	2013		2012
	Range (Weighted average)
	Fair value	Amortized cost	Fair value	Amortized cost
	(Carrying value, UPB of underlying loans and effect on value amounts in thousands)
Carrying value	$214,784	$258,751	$7,428	$89,177
UPB of underlying loans	$22,469,179	$22,499,847	$1,166,765	$8,730,686
Weighted-average note rate	4.48%	3.65%	5.22%	3.65%
Weighted-average servicing fee rate (in basis points)	32	29	26	28
Pricing spread(1)	2.9% - 18.0%	6.3% - 14.5%	7.5% - 19.5%	7.5% - 16.5%
	(7.5%)	(8.7%)	(10.6%)	(9.8%)
Effect on fair value of adverse change of:
5%	$(3,551)	$(5,312)	$(113)	$(1,814)
10%	$(6,900)	$(10,395)	$(222)	$(3,562)
20%	$(13,305)	$(20,039)	$(430)	$(6,870)
Average life (in years)	0.1 - 14.4	1.5 - 7.3	0.2 - 14.4	2.5 - 6.9
	(6.2)	(7.0)	(5.0)	(6.6)
Prepayment speed(2)	7.8% - 50.8%	7.6% - 42.5%	9.0% - 84.2%	8.7% - 28.3%
	(9.7%)	(8.0%)	(19.2%)	(9.2%)
Effect on fair value of adverse change of:
5%	$(4,622)	$(4,615)	$(238)	$(1,751)
10%	$(9,073)	$(9,097)	$(462)	$(3,446)
20%	$(17,500)	$(17,684)	$(877)	$(6,674)
Per-loan annual cost of servicing	$68 - $115	$68 - $100	$68 - $140	$68 - $140
	$(87)	$(99)	$(76)	$(99)
Effect on fair value of adverse change of:
5%	$(2,817)	$(2,609)	$(77)	$(963)
10%	$(5,633)	$(5,217)	$(153)	$(1,926)
20%	$(11,266)	$(10,434)	$(307)	$(3,852)

(1)                                 Pricing spread represents a margin that is applied to a reference interest rate’s forward curve to develop periodic discount rates. The Company applies a pricing spread to the United States Dollar LIBOR curve for purposes of discounting cash flows relating to MSRs acquired as proceeds from the sale of mortgage loans and purchased MSRs not backed by pools of distressed mortgage loans.

(2)                                 Prepayment speed is measured using CPR.

The preceding sensitivity analyses are limited in that they were performed at a particular point in time; only contemplate the movements in the indicated variables; do not incorporate changes other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company’s overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast.

Excess Servicing Spread Financing at Fair Value

The Company categorizes ESS financing as a “Level 3” financial statement item. The Company uses a discounted cash flow approach to estimate the fair value of ESS financing. The key assumptions used in the fair value estimate of ESS financing include pricing spread, average life, and prepayment speed. Significant changes to any of those inputs in isolation could result in a significant change in the ESS financing fair value measurement. Changes in these key assumptions are not necessarily directly related.

ESS is generally subject to loss in value when mortgage interest rates decrease. Decreasing mortgage interest rates normally encourage increased mortgage refinancing activity. Increased refinancing activity reduces the life of the loans underlying the ESS, thereby reducing ESS financing’s value. Reductions in the value of ESS financing affect income primarily through change in fair value.

Interest expense for ESS financing is accrued using the interest method based upon the expected income from the ESS through the expected life of the underlying mortgages. Changes to expected cash flows result in a change in fair value which is recorded in Amortization, impairment and change in estimated fair value of mortgage servicing rights.

Following are the key inputs used in determining the fair value of ESS financing at the time of initial recognition:

December 31,
	2013	2012
Key inputs	Range (Weighted average)
Pricing spread	2.8% - 14.4%	—
(5.4%)
Average life	0.9 - 8.0	—
(6.1)
Prepayment speed	7.7% - 48.6%	—
(9.7%)

Note 9—Mortgage Loans Held for Sale at Fair Value

Mortgage loans held for sale at fair value include the following:

	December 31,
	2013	2012
	(in thousands)
Government-insured or guaranteed	$482,066	$398,381
Conventional	45,005	50,003
Repurchased mortgage loans	3,933	—
	$531,004	$448,384
Fair value of mortgage loans pledged to secure mortgage loans sold under agreements to repurchase	$512,350	$438,850

Note 10—Derivative Financial Instruments

The Company is exposed to price risk relative to its mortgage loans held for sale as well as to its IRLCs. The Company bears price risk from the time an IRLC is made to PMT or a loan applicant to the time the mortgage loan is sold. The Company is exposed to loss in value of its IRLCs and mortgage loans held for sale when mortgage rates increase. The Company is also exposed to loss in value of its MSRs when interest rates decrease.

The Company engages in interest rate risk management activities in an effort to reduce the variability of earnings caused by changes in market interest rates. To manage this price risk resulting from interest rate risk, the Company uses derivative financial instruments acquired with the intention of moderating the risk that changes in market interest rates will result in unfavorable changes in the value of the Company’s IRLCs, inventory of mortgage loans held for sale and MSRs. The Company does not use derivative financial instruments for purposes other than in support of its risk management activities.

The Company had the following derivative financial instruments recorded on its consolidated balance sheets:

	December 31,
	2013			2012
		Fair value			Fair value
Instrument	Notional amount	Derivative assets	Derivative liabilities	Notional amount	Derivative assets	Derivative liabilities
	(in thousands)
Derivatives not designated as hedging instruments
Free-standing derivatives:
Interest rate lock commitments	971,783	$8,964	$2,203	1,576,174	$23,951	$11
Forward purchase contracts	1,418,527	416	6,542	1,021,981	1,645	389
Forward sales contracts	2,659,000	18,762	504	2,621,948	1,818	1,894
MBS put options	185,000	665	—	500,000	967	—
MBS call options	105,000	91	—	—	—	—
Total derivatives before netting		28,898	9,249		28,381	2,294
Netting		(7,358)	(6,787)		(1,091)	(1,785)
		$21,540	$2,462		$27,290	$509

The following table summarizes the activity for derivative contracts used to hedge the Company’s IRLCs and inventory of mortgage loans held for sale at notional value:

Period/Instrument	Balance beginning of period	Additions	Dispositions/ expirations	Balance end of period
	(in thousands)
Year ended December 31, 2013
Forward purchase contracts	1,021,981	43,449,699	(43,053,153)	1,418,527
Forward sales contracts	2,621,948	63,655,600	(63,618,548)	2,659,000
MBS put options	500,000	2,520,000	(2,835,000)	185,000
MBS call options	—	2,205,000	(2,100,000)	105,000

Period/Instrument	Balance beginning of period	Additions	Dispositions/ expirations	Balance end of period
	(in thousands)
Year ended December 31, 2012
Forward purchase contracts	130,900	19,425,777	(18,534,696)	1,021,981
Forward sales contracts	510,569	29,394,503	(27,283,124)	2,621,948
MBS put options	29,000	2,098,000	(1,627,000)	500,000
MBS call options	3,000	85,000	(88,000)	—

Period/Instrument	Balance beginning of period	Additions	Dispositions/ expirations	Balance end of period
	(in thousands)
Year ended December 31, 2011
Forward purchase contracts	2,908	978,395	(850,403)	130,900
Forward sales contracts	27,700	1,975,563	(1,492,694)	510,569
MBS put options	—	68,000	(39,000)	29,000
MBS call options	2,000	37,500	(36,500)	3,000

The Company recorded net gains on derivative financial instruments totaling $110.3 million for the year ended December 31, 2013 and net losses totaling $68.0 million and $3.5 million for the years ended December 31, 2012 and 2011, respectively. Derivative gains and losses are included in Net gains on mortgage loans held for sale at fair value in the Company’s consolidated statements of income.

The Company recorded net losses on IRLCs used as economic hedges of MSRs totaling $1.3 million for the year ended December 31, 2013 and net gains totaling $1.3 million for the year ended December 31, 2012. The Company had no similar economic hedges in place in 2011. The derivative losses are included in Amortization, impairment and change in estimated fair value of mortgage servicing rights in the Company’s consolidated statements of income.

Note 11—Mortgage Servicing Rights

Carried at Fair Value:

The activity in MSRs carried at fair value is as follows:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Balance at beginning of year	$19,798	$25,698	$31,957
Additions:
MSRs resulting from purchases	195,871	—	1,352
MSRs resulting from loan sales	14,636	774	1,696
	210,507	774	3,048
Sales	(550)	—	—
Change in fair value:
Due to changes in valuation inputs or assumptions used in valuation model(1)	659	(1,550)	(5,323)
Other changes in fair value(2)	(5,501)	(5,124)	(3,984)
Total change in fair value	(4,842)	(6,674)	(9,307)
Balance at end of year	$224,913	$19,798	$25,698

(1)                                 Principally reflects changes in discount rates and prepayment speed assumptions, primarily due to changes in interest rates.

(2)                                 Represents changes due to realization of cash flows.

Carried at Lower of Amortized Cost or Fair Value:

The activity in MSRs carried at the lower of amortized cost or fair value is summarized below:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Amortized cost:
Balance at beginning of year	$92,155	$6,496	$—
Additions:
MSRs resulting from loan sales	190,469	89,698	6,557
Amortization	(19,251)	(4,039)	(61)
Application of valuation allowance to write down MSRs with other-than-temporary impairment	—	—	—
Balance at end of year	263,373	92,155	6,496
Valuation allowance for impairment of MSRs:
Balance at beginning of year	(2,978)	(70)	—
Additions	(1,644)	(2,908)	(70)
Application of valuation allowance to write down MSRs with other-than-temporary impairment	—	—	—
Balance at end of year	(4,622)	(2,978)	(70)
MSRs, net	$258,751	$89,177	$6,426
Estimated fair value of MSRs at end of year	$269,422	$91,028	$6,465

The following table summarizes the Company’s estimate of future amortization of its existing MSRs. This projection was developed using the assumptions made by management in its December 31, 2013 valuation of MSRs. The assumptions underlying the following estimate will change as market conditions and portfolio composition and behavior change, causing both actual and projected amortization levels to change over time.

Year ending December 31,	Estimated MSR amortization
(in thousands)
2014	$23,254
2015	22,714
2016	22,215
2017	21,869
2018	20,978
Thereafter	152,343
$263,373

Servicing fees relating to MSRs are recorded in Net servicing fees—Loan servicing fees—From non-affiliates on the consolidated statements of income; late charges and other ancillary fees are recorded in Net servicing fees—Loan servicing fees—Ancillary and other fees on the consolidated statements of income and are summarized below:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Contractual servicing fees	$61,523	$20,673	$11,493
Ancillary and other fees
Late charges	1,998	948	829
Other	549	276	136
	$64,070	$21,897	$12,458

Note 12—Carried Interest Due from Investment Funds

The activity in the Company’s Carried Interest due from Investment Funds is summarized as follows:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Balance at beginning of year	$47,723	$37,250	$24,654
Carried Interest recognized during the year:
Carried Interest earned during the year	13,419	10,473	9,275
Adjustment recognized pursuant to amendment of management agreement	—	—	3,321
	13,419	10,473	12,596
Proceeds received during the year	—	—	—
Balance at end of year	$61,142	$47,723	$37,250

The amount of the Carried Interest received by the Company depends on the Investment Funds’ future performance. As a result, the amount of Carried Interest recorded by the Company at year end is subject to adjustment based on future results of the Investment Funds and may be reduced in future years. However, the Company is not required to pay guaranteed returns to the Investment Funds and the amount of Carried Interest will only be reduced to the extent of amounts previously recognized.

Management expects the Carried Interest to be collected by the Company when the Investment Funds liquidate. The investment commitment period for the Investment Funds ended on December 31, 2011. The Investment Funds will continue in existence through December 31, 2016, subject to three one- year extensions by PCM at its discretion as specified in the limited liability company and limited partnership agreements that govern the Investment Funds.

Note 13—Investment in PennyMac Mortgage Investment Trust at Fair Value

Following is a summary of Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Dividends	$216	$167	$138
Change in fair value	(175)	650	(115)
	$41	$817	$23
Fair value of PennyMac Mortgage Investment Trust shares at year end	$1,722	$1,897	$1,247

Note 14—Furniture, Fixtures, Equipment and Building Improvements

Furniture, fixtures, equipment and building improvements is summarized below:

	December 31,
	2013	2012
	(in thousands)
Furniture, fixtures, equipment and building improvements	$13,128	$6,494
Less: Accumulated depreciation and amortization	(3,291)	(1,429)
	$9,837	$5,065

Depreciation and amortization expense totaled $1.8 million, $846,000 and $337,000 for the years ended December 31, 2013, 2012 and 2011, respectively, of which $1.4 million, $590,000 and $324,000, respectively, were allocated to PMT as called for in its management agreement.

Note 15—Capitalized Software

Capitalized software is summarized below:

	December 31,
	2013	2012
	(in thousands)
Cost	$2,015	$1,676
Less: Accumulated amortization	(1,251)	(881)
	$764	$795

Software amortization expenses totaled $374,000, $264,000, and $238,000 for the years ended December 31, 2013, 2012 and 2011, respectively.

Note 16—Borrowings

As of December 31, 2013, the Company maintained five borrowing facilities: four facilities that provide for sales of mortgage loans under agreements to repurchase; and one note payable secured by MSRs and servicing advances made relating to loans in the Company’s loan servicing portfolio.

Mortgage Loans Sold Under Agreement to Repurchase

The borrowing facilities secured by mortgage loans held for sale are in the form of loan sale and repurchase agreements. Eligible mortgage loans are sold at advance rates based on the loan type. Interest is charged at a rate based on the buyer’s overnight cost-of funds rate for one agreement and based on LIBOR for the other three agreements. Loans sold under these agreements may be re-pledged by the lenders.

Financial data pertaining to mortgage loans sold under agreements to repurchase are as follows:

	Year ended December 31,
	2013	2012	2011
	(dollar amounts in thousands)
Year end:
Balance	$471,592	$393,534	$77,700
Unused amount(1)	$528,408	$106,466	$22,300
Weighted-average interest rate	1.79%	2.20%	2.39%
Fair value of loans securing agreements to repurchase	$512,350	$438,850	$86,787
During the year:
Average balance of loans sold under agreements to repurchase	$344,625	$172,729	$24,905
Weighted-average interest rate(2)	1.96%	2.24%	2.66%
Total interest expense	$10,863	$5,927	$1,875
Maximum daily amount outstanding	$623,523	$441,245	$127,593

(1)                                 The amount the Company is able to borrow under loan repurchase agreements is tied to the fair value of unencumbered mortgage loans eligible to secure those agreements and the Company’s ability to fund the agreements’ margin requirements relating to the mortgage loans sold.

(2)                                 Excludes the effect of amortization of commitment fees totaling $4.0 million, $2.0 million, and $1.0 million for the years ended December 31, 2013, 2012, and 2011, respectively.

Following is a summary of maturities of outstanding advances under repurchase agreements by maturity date:

Remaining maturity at December 31, 2013	Balance
(in thousands)
Within 30 days	$782
Over 30 to 90 days	470,810
Over 90 days to 180 days	—
Over 180 days to 1 year	—
$471,592
Weighted-average maturity (in months)	2.6

The amount at risk (the fair value of the assets pledged plus the related margin deposit, less the amount advanced by the counterparty and accrued interest) relating to the Company’s mortgage loans held for sale sold under agreements to repurchase is summarized by counterparty below as of December 31, 2013:

Counterparty	Amount at risk	Weighted-average maturity of advances under repurchase agreement	Facility Maturity
	(in thousands)
Credit Suisse First Boston Mortgage Capital LLC	$19,593	March 26, 2014	October 31, 2014
Bank of America, N.A.	$19,195	March 22, 2014	January 2, 2014
Morgan Stanley	$3,103	February 22, 2014	July 1, 2014
Citibank, N.A.	$—	—	July 24, 2014

The Company is subject to margin calls during the period the agreements are outstanding and therefore may be required to repay a portion of the borrowings before the respective agreements mature if the value (as determined by the applicable lender) of the mortgage loans securing those agreements decreases. The Company had $1.5 million and $6.8 million on deposit with its mortgage loan repurchase agreement counterparties at December 31, 2013 and 2012, respectively. Such amounts are included in Other assets on the consolidated balance sheets.

Excess Servicing Spread Financing

In conjunction with the Company’s purchase from non-affiliates of certain MSRs on pools of Agency-backed residential mortgage loans, the Company has entered into sale and assignment agreements which are treated as financings and are carried at estimated fair value with changes in fair value recognized in current period income. Under these agreements, the Company sold to PMT the right to receive ESS cash flows relating to certain MSRs. The Company retained all ancillary income associated with servicing the loans and a fixed base servicing fee. The Company continues to be the servicer of the mortgage loans and provides all servicing functions, including responsibility to make servicing advances. The Company accounts for the transactions as a financing and the total proceeds received was $139.0 million.

Note Payable

The note payable is summarized below:

	December 31,
	2013	2012
	(in thousands)
Year end:
Note payable secured by:
Servicing advances	$3,852	$4,905
MSRs	48,302	48,108
	$52,154	$53,013
Assets pledged to secure note:
Servicing advances	$5,564	$7,430
MSRs	$258,241	$100,957

The note payable matures on October 31, 2014. Interest is charged at a rate based on the lender’s overnight cost of funds. The note payable is secured by servicing advances and MSRs relating to certain loans in the Company’s servicing portfolio, and provides for advance rates ranging from 50% to 85% of the amount of the servicing advances or the carrying value of the MSR pledged, up to a maximum of $17 million in the case of servicing advances and $100 million in the case of MSRs. At December 31, 2013, the Company had elected to reduce its advance rate on this note as a means of investing excess cash.

The borrowing facilities contain various covenants, including financial covenants governing the Company’s net worth, debt-to-equity ratio, profitability and liquidity. Management believes the Company was in compliance with these requirements as of December 31, 2013.

Note 17—Liability for Losses Under Representations and Warranties

Following is a summary of activity in the Company’s liability for representations and warranties:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Balance at beginning of year	$3,504	$449	$189
Provision for losses on loans sold	4,675	3,055	260
Incurred losses	(56)	—	—
Balance at end of year	$8,123	$3,504	$449
UPB of mortgage loans subject to representations and warranties at year end	$23,637,202	$8,856,044	$679,247

Following is a summary of the Company’s repurchase activity:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
During the year:
UPB of mortgage loans repurchased	$8,449	$4,399	$—
UPB of repurchased mortgage loans put to correspondent lenders	$3,593	$—	$—
Year end:
UPB of mortgage loans subject to pending claims for repurchase	$1,655	$2,582	$9,774

Note 18—Income Taxes

The Company files U.S. federal and state corporate income tax returns for PFSI and partnership returns for PennyMac. Before the IPO, the Company did not have a provision for income taxes as PennyMac is a pass-through taxable entity. PFSI’s tax returns are subject to examination for 2012 and forward. In March 2013, the IRS concluded its audit of the partnership return of PennyMac and its subsidiaries for the tax year ended December 31, 2010 and proposed no changes to the return as originally filed. No returns are currently under examination. PennyMac’s federal partnership returns are subject to examination for 2011 and forward. PennyMac’s primary state tax return is generally subject to examination for 2009 and forward.

The following table details the Company’s income tax expense (benefit).

Year ended December 31, 2013
(in thousands)
Current expense:
Federal	$—
State	—
Total current expense	—
Deferred expense:
Federal	7,815
State	2,146
Total deferred expense	9,961
Total provision for income taxes	$9,961

The provision for deferred income taxes for the year ended December 31, 2013 primarily relates to the Company’s investment in PennyMac partially offset by a net operating loss carryforward. The portion attributable to its investment in PennyMac primarily relates to MSRs that PennyMac received pursuant to sales of mortgage loans held for sale at fair value and Carried Interest from the Investment Funds.

The following table is a reconciliation of the Company’s provision for income taxes at statutory rates to the provision for income taxes at the Company’s effective tax rate:

Year ended December 31, 2013
Federal income tax statutory rate	35.0%
Less: Rate attributable to non-controlling members	(30.3)%
State income taxes, net of federal benefit	0.8%
Valuation allowance	0.0%
Effective tax rate	5.5%

The components of the Company’s provision for deferred income taxes are as follows:

Year ended December 31, 2013
(in thousands)
Investment in PennyMac	$12,909
Net operating loss carryforward	(2,948)
Valuation allowance	—
Total provision for deferred income taxes	$9,961

The components of Deferred tax asset are as follows:

December 31, 2013
(in thousands)
Taxes currently receivable	$7
Deferred income tax asset, net	63,110
Deferred tax asset	$63,117

The tax effects of temporary differences that gave rise to deferred income tax assets and liabilities are presented below:

December 31, 2013
(in thousands)
Deferred income tax assets:
Investment in PennyMac	$60,162
Net operating loss carryforward	2,948
Gross deferred tax assets	63,110
Deferred income tax liabilities:
Other	—
Gross deferred tax liabilities	—
Net deferred income tax asset	$63,110

The Company’s deferred income tax is recorded in Deferred tax asset in the consolidated balance sheet as of December 31, 2013. There was no income tax asset or liability as of December 31, 2012 since PennyMac is a pass-through taxable entity and PFSI had no activity in 2012. Increases in deferred tax assets are primarily due to the increase in the Company’s ownership of PennyMac as a result of members exchanging PennyMac Class A units for PFSI Class A common stock. As existing members exchange their units, the Company records a deferred tax asset related to PennyMac’s election pursuant to Section 754 of the Internal Revenue Code. The portion of the deferred tax asset relating to the Company’s investment in PennyMac is net of deferred tax liabilities primarily related to deferred income from MSRs and accrued Carried Interest from the Investment Funds.

The Company recorded a deferred tax asset of $2.9 million related to net operating loss carryforwards of approximately $7.2 million, which generally expire in 2033.

At December 31, 2013 and December 31, 2012, the Company had no unrecognized tax benefits and does not anticipate any increase in unrecognized tax benefits. Should the accrual of any interest or penalties relative to unrecognized tax benefits be necessary, it is the Company’s policy to record such accruals in the Company’s income tax accounts. No such accruals existed at December 31, 2013 and December 31, 2012.

Note 19—Stockholders’ Equity

During the year ended December 31, 2013, PennyMac unitholders exchanged 8,035,000 Class A units for PFSI Class A common stock. The effect of the exchanges reduced the percentage of the Noncontrolling interest in Private National Mortgage Acceptance Company, LLC from 83.16% at the date of the IPO to 72.57% at December 31, 2013.

Note 20—Net Gains on Mortgage Loans Held for Sale

Net gains on mortgage loans held for sale at fair value is summarized below:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Cash gain (loss):
Sales proceeds	$(150,589)	$78,671	$182
Hedging activities	98,707	(70,916)	(8,578)
	(51,882)	7,755	(8,396)
Non-cash gain:
Receipt of MSRs in loan sale transactions	205,105	90,472	8,253
MSR recapture payable to PennyMac Mortgage Investment Trust	(709)	—	—
Provision for losses relating to representations and warranties on loans sold	(4,675)	(3,055)	(260)
Change in fair value relating to loans and hedging derivatives held at year end:
IRLCs	(17,179)	16,035	7,919
Mortgage loans	(4,207)	4,030	393
Hedging derivatives	11,560	2,933	5,120
	$138,013	$118,170	$13,029

Note 21—Net Interest Expense

Net interest expense is summarized below:

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Interest income:
Short-term investments	$893	$72	$22
Mortgage loans held for sale at fair value	14,739	6,282	1,510
	15,632	6,354	1,532
Interest expense:
Mortgage loans sold under agreements to repurchase	10,863	5,927	1,874
Note payable	2,931	1,180	—
Excess servicing spread financing at fair value	1,091	—	—
Other	1,788	772	1
	16,673	7,879	1,875
Net interest expense	$(1,041)	$(1,525)	$(343)

Note 22—Stock-based Compensation

The Company’s 2013 Equity Incentive Plan provides for grants of stock options, time-based and performance-based restricted stock units (“RSUs”), stock appreciation rights, performance units and stock grants. As of December 31, 2013, the Company has 18.1 million units available for future awards. The Company estimates the cost of the stock options, time-based restricted stock units and performance-based restricted stock units awarded with reference to the fair value of PFSI’s underlying common stock on the date of the award. Compensation costs are fixed, except for the performance-based restricted stock units, at the grant’s estimated fair value on the grant date as all grantees are employees of PennyMac and directors of the Company. Expense relating to awards is included in Compensation in the consolidated statements of income.

Following is a summary of the stock-based compensation expense by instrument awarded:

Year ended December 31, 2013
(in thousands)
Stock Options	$1,387
Performance-based RSUs	1,273
Time-based RSUs	672
$3,332

Stock Options

The Stock Option award agreements provide for the award of Stock Options to purchase the optioned common stock. In general, and except as otherwise provided by the agreement, one-third of the optioned common stock will vest on each of the first, second, and third anniversaries of the grant date, subject to the recipient’s continued service through each anniversary. Compensation cost relating to Stock Options is amortized to expense using the graded vesting method. Each Stock Option will have a term of ten years from the date of grant but will expire (1) immediately upon termination of the holder’s employment or other association with the Company for cause, (2) one year after the holder’s employment or other association is terminated due to death or disability and (3) three months after the holder’s employment or other association is terminated for any other reason.

The fair value of each Stock Option award is estimated on the date of grant using a variant of the Black Scholes model based on the assumptions noted in the following table:

Year ended December 31, 2013
Expected volatility(1)	45%
Expected dividends	0%
Risk-free rate	0.3% - 2.3%
Expected grantee forfeiture rate	6.2% - 19.2%

(1)                                 Based on historical volatilities of comparable companies’ common stock.

The Company uses its historical data to estimate employee departure behavior used in the option-pricing model; groups of employees (executives and non- executives) that have similar historical behavior are considered separately for valuation purposes. The expected term of common stock options granted is derived from the option pricing model and represents the period of time that common stock options granted are expected to be outstanding. The risk-free rate for periods within the contractual term of the common stock option is based on the U.S. Treasury yield curve in effect at the time of grant.

The table below summarizes stock option award activity and compensation expense:

Year ended December 31, 2013
Number of Stock Options
Outstanding at beginning of year	—
Granted	425,796
Exercised	—
Expired or canceled	(7,011)
Outstanding at end of year	418,785
Weighted-average exercise price per share:
Outstanding at beginning of year	$—
Granted	21.03
Exercised	—
Expired or canceled	21.03
Outstanding at end of year	$21.03
Number of shares exercisable at end of year	—
Weighted-average remaining contractual term (in years):
Outstanding at end of year	9.4
Exercisable at end of year	—
Aggregate intrinsic value:
Outstanding at end of year	$—
Exercisable at end of year	$—
Expected vesting amounts at year end:
Number of shares	340,061
Grant date fair value	$9.17
Weighted-average vesting period (in months)	21

Time-Based RSUs

The RSU grant agreements provide for the award of time-based RSUs, entitling the award recipient to one share of the Company’s Class A common stock for each RSU. One-third of all time-based RSUs vest in a lump sum on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

Compensation cost relating to time-based RSUs is based on the grant- date fair value of the Company’s Class A common stock and the number of shares expected to vest. For purposes of estimating the cost of the time- based RSUs granted, management assumes turnover rates of 6.2% - 19.2% per year based on the grantees’ employee classification. Compensation cost relating to time-based RSUs is amortized to expense using the graded vesting method and is included in the Compensation expense on the accompanying consolidated statements of income.

Following is a summary of time-based RSU activity:

Year ended December 31, 2013
Number of units
Outstanding at beginning of year	—
Granted	101,459
Vested	—
Expired or canceled	(1,141)
Outstanding at end of year	100,318
Weighted-average grant date fair value per unit:
Outstanding at beginning of year	$—
Granted	$18.03
Vested	$—
Expired or canceled	$17.14
Outstanding at end of year	$18.04
Compensation expense recorded during the year (in thousands)	$672
Year end:
Unamortized compensation cost (in thousands)	$1,099
Number of shares expected to vest	58,398
Grant date fair value	20.99
Weighted-average remaining vesting period (in months)	18

Performance-Based RSUs

The performance-based RSUs provide for the issuance of shares of the Company’s Class A common stock based equally on the attainment of earnings per share and total shareholder return goals and are generally adjusted for grantee performance ratings. The performance period for these grants is from June 13, 2013 through December 31, 2015. The grantees’ satisfaction of the performance goals will be established by review of a committee of PFSI’s board of directors. Shares vested under these grants will be issued to the grantees no later than March 15, 2016.

The performance-based RSUs contain both performance goals (attainment of earnings per share) and market goals (total shareholder return). The Company separately accounts for the performance and market goals when recognizing compensation expense relating to performance-based RSUs.

The grant date fair value of the market goal component of the performance-based RSUs is measured using a variant of the Black-Scholes model. Key inputs are the expected volatility of the Company’s Class A common stock, the risk-free interest rate and expected grantee forfeiture rates.

Following are the inputs for grants made:

Year ended December 31, 2013
Expected volatility(1)	45%
Expected dividends	0%
Risk-free rate	0.3% - 2.3%
Expected grantee forfeiture rate	6.2% - 19.2%

(1)                                 Based on historical volatilities of comparable companies’ common stock.

The fair value of the performance goal component of the performance-based RSUs is measured based on the fair value of the Company’s common shares at the grant date, taking into consideration management’s estimate of the most probable outcome of the performance goal, and the number of shares to be forfeited during the vesting period. The cost of the performance-based RSUs is amortized to Compensation expense using the straight line method over the performance period.

Following is a summary of performance-based RSU activity:

Year ended December 31, 2013
Number of units
Outstanding at beginning of year	—
Granted	500,373
Vested	—
Expired or canceled	(9,375)
Outstanding at end of year	490,998
Weighted-average per unit grant date fair value:
Outstanding at beginning of year	$—
Granted	$11.29
Vested	$—
Expired or canceled	$10.85
Outstanding at end of year	$11.30
Compensation expense recorded during the year (in thousands)	$1,273
Year end:
Unamortized compensation cost (in thousands)	$4,364
Number of shares expected to vest	448,639
Grant date fair value of shares expected to vest	20.99
Weighted-average remaining vesting period (in months)	18

Note 23—Supplemental Cash Flow Information

	Year ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest	$16,527	$7,858	$858
Cash paid for income taxes	$7	$—	$—
Non-cash investing activity:
Receipt of MSRs created in loan sales activities	$205,105	$90,472	$8,253

Note 24—Regulatory Net Worth and Agency Capital Requirements

The Company, through PLS, is required to maintain specified levels of equity to remain a seller/servicer in good standing with the Agencies. Such equity requirements generally are tied to the size of the Company’s loan servicing portfolio or loan origination volume.

The Agencies’ capital requirements, the calculations of which are specified by each Agency, are summarized below:

	December 31,
	2013		2012
Requirement—company subject to requirement	Net worth(1)	Required	Net worth(1)	Required
	(in thousands)
Fannie Mae—PLS	$409,552	$83,148	$172,843	$35,947
Freddie Mac—PLS	$409,860	$3,001	$173,273	$2,556
Ginnie Mae:
Issuer—PLS	$388,125	$102,619	$152,782	$23,886
Issuer’s parent—PennyMac	$598,198	$112,881	$227,560	$26,275
HUD—PLS	$388,125	$2,500	$152,782	$1,000

(1)                                 Calculated in compliance with the respective Agency’s requirements.

Noncompliance with the respective agencies’ capital requirements can result in the respective Agency taking various remedial actions up to and including removing PennyMac’s ability to sell loans to and service loans on behalf of the respective Agency. Management believes that PennyMac and PLS had Agency capital in excess of the respective Agencies’ requirements at December 31, 2013.

Note 25—Commitments and Contingencies

Litigation

The business of the Company involves the collection of numerous accounts, as well as the validation of liens and compliance with various state and federal lending and servicing laws. Accordingly, the Company may be involved in proceedings, claims, and legal actions arising in the ordinary course of business. As of December 31, 2013, the Company was not involved in any legal proceedings, claims, or actions in management’s view would be reasonably likely to have a material adverse effect on the Company.

Commitments to Fund and Sell Mortgage Loans

December 31, 2013
(in thousands)
Commitments to purchase mortgage loans from PennyMac Mortgage Investment Trust	$718,105
Commitments to fund mortgage loans	253,678
$971,783
Commitments to sell mortgage loans	$2,659,000

Note 26—Segments and Related Information

Since the date of the Company’s IPO, the Company has continued its development of internal management reporting. Such development has resulted in changes in the information that is used by the Company’s chief operating decision maker. Accordingly, during the quarter ended March 31, 2014, management re-evaluated this new information in relation to its definition of its operating segments.

As a result of the new reporting used by the chief operating decision maker, management has concluded that its mortgage banking operations should be disclosed as two segments: loan production and loan servicing. Accordingly, the following segment disclosure includes three segments: loan production, loan servicing and investment management.

The loan production segment performs origination, acquisition and sale activities. The loan servicing segment performs servicing of newly originated mortgage loans and servicing of mortgage loans sourced and managed by the investment management segment, including executing the loan resolution strategy identified by the investment management segment relating to distressed mortgage loans. The investment management segment represents the activities of the Company’s investment manager, which include sourcing, performing diligence, bidding and closing investment asset acquisitions, managing correspondent lending activities for PMT and managing the acquired assets for the Advised Entities.

Development of the Company’s internal management reporting has resulted in refinements to the way PFSI allocates costs among its business activities. As a result the expenses the Company allocated to its investment management segment for the year ended December 31, 2013, increased by $9.4 million from $9.7 million as previously reported to $19.1 million, and the allocation to the investment management segment of certain other income decreased by $1.1 million, reducing pre-tax net income attributable to its investment management segment from $46.6 million as previously reported to $36.1 million and increased the net income attributable to its mortgage banking operations from $135.5 million as previously reported to $146.1 million for the year ended December 31, 2013.

Financial highlights by segment are as follows:

	Year ended December 31, 2013
	Mortgage banking
	Loan production	Loan servicing	Total	Investment management	Total
	(in thousands)
Revenues:
Net gains on mortgage loans held for sale at fair value	$138,013	$—	$138,013	$—	$138,013
Loan origination fees	23,575	—	23,575	—	23,575
Fulfillment fees from PennyMac Mortgage Investment Trust	79,712	—	79,712	—	79,712
Net servicing fees		90,010	90,010	—	90,010
Management fees	—	—	—	40,330	40,330
Carried Interest from Investment Funds	—	—	—	13,419	13,419
Net interest (expense) income:
Interest income	15,610	—	15,610	22	15,632
Interest expense	(11,103)	(5,570)	(16,673)	—	(16,673)
	4,507	(5,570)	(1,063)	22	(1,041)
Other	912	244	1,156	1,385	2,541
	246,719	84,684	331,403	55,156	386,559
Expenses	120,699	64,636	185,335	19,098	204,433
Income before provision for income taxes	$126,020	$20,048	146,068	$36,058	$182,126
Segment assets at year end	$607,989	$795,320	$1,403,309	$117,341	$1,520,650

Segment total assets do not sum to consolidated total assets as segment assets exclude parent company assets consisting of cash in the amount of $707,000 and deferred tax asset in the amount of $63.1 million.  The Company did not have in place the reporting structure that enabled it to report on its three segments before 2013 and is therefore unable to retrospectively adjust its 2012 and 2011 segment information to conform with the 2013 presentation.

	Year ended December 31, 2012
	Mortgage banking	Investment management	Total
	(in thousands)
Revenues:
Net gains on mortgage loans held for sale at fair value	$118,170	$—	$118,170
Loan origination fees	9,634	—	9,634
Fulfillment fees from PennyMac Mortgage Investment Trust	62,906	—	62,906
Net servicing fees	40,105	—	40,105
Management fees	—	21,799	21,799
Carried Interest from Investment Funds	—	10,473	10,473
Net interest (expense) income:
Interest income	6,349	5	6,354
Interest expense	(7,879)	—	(7,879)
	(1,530)	5	(1,525)
Other	2	3,522	3,524
	229,287	35,799	265,086
Expenses:	136,109	10,654	146,763
Income before provision for income taxes	$93,178	$25,145	$118,323
Segment assets at year end	$761,949	$70,214	$832,163

	Year ended December 31, 2011
	Mortgage banking	Investment management	Total
	(in thousands)
Revenues:
Net gains on mortgage loans held for sale at fair value	$13,029	$—	$13,029
Loan origination fees	669	—	669
Fulfillment fees from PennyMac Mortgage Investment Trust	1,747	—	1,747
Net servicing fees	28,667	—	28,667
Management fees	—	16,683	16,683
Carried Interest from Investment Funds	—	12,596	12,596
Net interest (expense) income:
Interest income	1,528	4	1,532
Interest expense	(1,875)	—	(1,875)
	(347)	4	(343)
Other	—	1,736	1,736
	43,765	31,019	74,784
Expenses:	47,904	12,181	60,085
Income before provision for income taxes	$(4,139)	$18,838	$14,699
Segment assets at year end	$241,716	$47,565	$289,281

Note 27—Selected Quarterly Results (Unaudited)

Following is a presentation of selected quarterly financial data:

	Quarter ended
	2013				2012
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
	(in thousands, except per share data)
For the quarter ended:
Net gains on mortgage loans held for sale at fair value	$29,453	$25,949	$42,654	$39,957	$49,683	$39,760	$14,790	$13,937
Fulfillment fees from PennyMac Mortgage Investment Trust	11,087	18,327	22,054	28,244	31,809	17,258	7,715	6,124
Net servicing fees	30,500	21,399	22,069	16,042	14,759	6,112	7,658	11,576
Management fees and Carried Interest	13,963	13,352	13,291	13,143	12,560	9,469	6,966	5,982
Other income	5,417	8,167	6,509	4,982	708	3,633	4,318	269
	90,420	87,194	106,577	102,368	109,519	76,232	41,447	37,888
Expenses	48,733	52,277	56,348	47,075	54,099	38,369	30,969	22,657
Income before provision for income taxes	41,687	34,917	50,229	55,293	55,420	37,863	10,478	15,231
Provision for income taxes	4,430	3,493	2,038	—	—	—	—	—
Net income	37,257	31,424	48,191	$55,293	$55,420	$37,863	$10,478	$15,231
Less: Net income attributable to noncontrolling interest	30,847	26,227	45,398
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$6,410	$5,197	$2,793
Earnings per share of Common Stock:
Basic	$0.33	$0.29	$0.22
Diluted	$0.32	$0.28	$0.22
At period end:
Mortgage loans held for sale at fair value	$531,004	$530,248	$656,341	$203,661	$448,384	$410,071	$248,974	$176,282
Mortgage servicing rights(1)	483,664	252,858	199,738	146,992	108,975	74,154	52,900	41,599
Carried Interest from Investment Funds	61,142	58,134	55,322	52,460	47,723	44,504	41,149	39,039
Servicing advances	154,328	105,344	94,791	96,587	93,152	76,554	73,706	68,961
Other assets	354,337	307,800	274,588	193,277	133,929	97,416	88,907	92,758
Total assets	$1,584,475	$1,254,384	$1,280,780	$692,977	$832,163	$702,699	$505,636	$418,639
Assets sold under agreements to repurchase	471,592	387,883	500,427	180,049	393,534	361,478	220,546	159,547
Note payable	52,154	56,775	47,209	63,437	53,013	34,035	18,116	17,584
Excess servicing spread financing at fair value to PennyMac Mortgage Investment Trust	138,723	2,857	—	—	—	—	—	—
Other liabilities	292,802	216,908	177,000	141,748	123,866	105,259	99,744	84,586
Total liabilities	955,271	664,423	724,636	385,234	570,413	500,772	338,406	261,717
Total equity	629,204	589,961	556,144	307,743	261,750	201,927	167,230	156,922
Total liabilities and equity	$1,584,475	$1,254,384	$1,280,780	$692,977	$832,163	$702,699	$505,636	$418,639

Note 28—Recently Issued Accounting Pronouncements

In December 2011, the FASB issued an Accounting Standards Update (“ASU”), ASU 2011-11, Disclosures About Offsetting Assets and Liabilities to the Balance Sheet topic of the Codification. The amendments in this ASU affect all entities that have financial instruments and derivative instruments that are either (1) offset in accordance with the Offsetting Presentation section of the Balance Sheet topic or the Presentation section of the Derivatives and Hedging topic of the Codification or (2) subject to an enforceable master netting arrangement or similar agreement.

In January 2013, the FASB issued ASU 2013-01, Clarifying the Scope of Disclosures About Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11. The ASU clarifies that the scope applied to derivatives accounted for in accordance with the Derivatives and Hedging topic of the Codification, including bifurcating embedded derivatives, repurchase agreement and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with the Offsetting Presentation section of the Balance Sheet topic or the Presentation section of the Derivatives and Hedging topic or subject to an enforceable master netting arrangement or similar agreement.

The amendments in this ASU require the Company to disclose information about offsetting and related arrangement to enable users of financial statements to understand the effect of netting to an entity’s financial position. The ASU amendments and the subsequent clarification of the amendment are effective for periods beginning on or after January 1, 2013, and are shown for all periods presented on the consolidated balance sheet. The adoption of these ASU amendments did not have a material effect on the Company’s financial condition or results of operations.

In January of 2014, the FASB issued ASU 2014-04, Troubled Debt Restructurings by Creditors (Subtopic 310-40), which clarifies when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate property recognized.

ASU 2014-04 specifies that a creditor is considered to have received physical possession (resulting from an in substance repossession or foreclosure) of residential real estate property collateralizing a consumer mortgage loan only upon the occurrence of either of the following:

a.                                      The creditor obtains legal title to the residential real estate property upon completion of a foreclosure. A creditor may obtain legal title to the residential real estate property even if the borrower has redemption rights that provide the borrower with a legal right for a period of time after a foreclosure to reclaim the real estate property by paying certain amounts specified by law.

b.                                      The borrower conveys all interest in the residential real estate property to the creditor to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The deed in lieu of foreclosure or similar legal agreement is completed when agreed-upon terms and conditions have been satisfied by both the borrower and the creditor.

ASU 2014-04 also requires the disclosure of the carrying value of real estate acquired in settlement of loans and its recorded investment in consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process according to local requirements of the applicable jurisdiction. ASU 2014-04 is effective for the Company for annual and interim periods within those annual periods, beginning after December 15, 2014.

An entity can elect to adopt the amendments in this Update using either a modified retrospective transition method or a prospective transition method. Under the modified retrospective transition method, an entity would apply the amendments in ASU 2014-04 by means of a cumulative-effect adjustment to residential consumer mortgage loans and foreclosed residential real estate properties existing as of the beginning of the annual period for which the amendments are effective. The adoption of ASU 2014-04 is not expected to be material to the financial statements of the Company.

Note 29—Parent Company Information

The Company’s debt financing agreements require PLS, PFSI’s controlled subsidiary, to comply with financial covenants that include a minimum tangible net worth of $90 million. PLS is limited from transferring funds to the Parent by this minimum tangible net worth requirement.

PENNYMAC FINANCIAL SERVICES, INC.

CONDENSED BALANCE SHEET

December 31, 2013
(in thousands)
ASSETS
Cash	$707
Investments in subsidiaries	177,200
Other assets	63,117
Total assets	$241,024
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and other liabilities	$71,056
Payables to subsidiaries	50
Stockholders’ equity	169,918
Total liabilities and stockholders’ equity	$241,024

PENNYMAC FINANCIAL SERVICES, INC.

CONDENSED STATEMENT OF INCOME

Year ended December 31, 2013
(in thousands)
Revenue
Dividends from subsidiaries	$664
Interest	—
Total revenue	664
Expenses
Interest	—
Total expenses	—
Income before provision for income taxes and equity in undistributed earnings in subsidiaries	664
Provision for income taxes	9,961
Income before equity in undistributed earnings of subsidiaries	(9,297)
Equity in undistributed earnings of subsidiaries	23,697
Net income	$14,400

PENNYMAC FINANCIAL SERVICES, INC.

CONDENSED STATEMENT OF CASH FLOWS

Year ended December 31, 2013
(in thousands)
Cash flows from operating activities
Net income	$14,400
Equity in undistributed earnings of subsidiaries	(23,697)
Increase in payables to subsidiaries	50
Decrease in deferred tax asset	9,954
Net cash provided by operating activities	707
Cash flows from investing activities
Increase in investments in subsidiaries	(216,775)
Net cash used by investing activities	(216,775)
Cash flows from financing activities
Issuance of common shares	230,000
Payment of common share underwriting and offering costs	(13,225)
Net cash provided by financing activities	216,775
Net change in cash	707
Cash at beginning of year	—
Cash at end of year	$707

Note 30—Subsequent Events

Management has evaluated all events and transactions through the date the Company issued these consolidated financial statements. During this period all agreements to repurchase assets that matured between December 31, 2013 and the date of this Report were extended or renewed.